UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒       Filed by a party other than the registrant ☐
Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to § 240.14a-12
BANNER CORPORATION
(Name of registrant as specified in its charter)
N/A
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of filing fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024

Proxy Statement

Dear

Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Banner Corporation, which will be held on Wednesday, May 22, 2024, at 10:00 a.m., Pacific Time. Our 2024 annual meeting of shareholders will be a virtual meeting conducted solely online via live webcast. There is no physical location for the annual meeting. The online meeting format will facilitate remote shareholder attendance and participation, including the ability to vote your shares electronically and submit questions during the meeting.

You can attend the meeting by visiting https://meetnow.global/MULJV4V. To participate in the annual meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials.

The Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. Directors and officers of Banner Corporation, as well as a representative of Moss Adams LLP, our independent registered public accounting firm, will be available to respond to shareholder questions. We intend to answer questions pertinent to our business immediately following the formal meeting of shareholders.

It is important that your shares are represented at the meeting, whether or not you attend the meeting virtually and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote promptly. You may vote your shares via the Internet or a toll-free telephone number, or by completing and mailing your proxy card. If you attend the virtual meeting as a shareholder, you may vote your shares at that time even if you have previously submitted your proxy.

We hope you can attend the virtual meeting.

Sincerely,

Mark J. Grescovich

President and Chief Executive Officer

April 9, 2024

Notice of Annual Meeting

of Shareholders

Date Wednesday, May 22, 2024	Time 10:00 a.m., Pacific Time	Record Date March 21, 2024

Location

Online at https://meetnow.global/MULJV4V

Important notice regarding the availability of proxy materials for the annual meeting of shareholders

The accompanying Proxy Statement and proxy card were either made available to you online or mailed to you beginning on or about April 9, 2024. Our Proxy Statement, proxy card and 2023 Annual Report to Shareholders are available at www.bannerbank.com/proxymaterials.

Items of Business

Proposal 1.	Election of eight directors to each serve for a one-year term.

Proposal 2.	Advisory (non-binding) approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3.	Ratification of the Audit Committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for 2024.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the annual meeting.

Your Vote is Important

To ensure your shares are represented at the meeting, please vote via the Internet or telephone, or sign, date and mail your proxy card which is solicited on behalf of the Board of Directors. The proxy will not be used if you attend and vote at the virtual annual meeting. Regardless of the number of shares you own, your vote is very important. Please act today.

Our 2024 annual meeting of shareholders will be a virtual meeting conducted solely online via live webcast. There is no physical location for the annual meeting. The online meeting format will facilitate remote shareholder attendance and participation, including the ability to vote your shares electronically and submit questions during the meeting. To participate in the annual meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to follow the instructions that accompanied their proxy materials. Beneficial owners of shares held in street name must register in advance with Computershare no later than 5:00 p.m., Eastern Time, on May 17, 2024. (Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for participation in the meeting.) To request registration, forward the proxy-granting email from your broker or email an image of your legal proxy to legalproxy@computershare.com, with a subject line of “Legal Proxy,” or mail your request to Computershare, Banner Corporation Legal Proxy, P.O. Box 43006, Providence, RI 02940-3006. Computershare will confirm your registration by email and provide you with a unique control number necessary to participate fully in the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

SHERREY LUETJEN

Secretary, Banner Corporation

Walla Walla, Washington

April 9, 2024

IMPORTANT: Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum. You may vote via the Internet or by telephone or by submitting your proxy card by mail.

Table

of Contents

Information about the Annual Meeting

PROXY STATEMENT

OF

BANNER CORPORATION

10 S. FIRST AVENUE

WALLA WALLA, WASHINGTON 99362

(509) 527-3636

The Board of Directors of Banner Corporation is using this Proxy Statement to solicit proxies from our shareholders for use at the 2024 annual meeting of shareholders. The information provided in this Proxy Statement relates to Banner Corporation and its wholly-owned subsidiary, Banner Bank (collectively, the “Corporation”). Banner Corporation may also be referred to as “Banner” and Banner Bank may also be referred to as the “Bank.” References to “we,” “us” and “our” refer to Banner and, as the context requires, the Bank.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are furnishing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of those materials to each shareholder. On or about April 9, 2024, we expect to send our shareholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our Proxy Statement and our 2023 Annual Report to Shareholders. The Notice of Internet Availability also provides instructions on how to vote by telephone or by Internet and includes instructions on how to receive a paper copy of the proxy materials by mail. If you prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

Information about the Annual Meeting

Date Wednesday, May 22, 2024	Time 10:00 a.m., Pacific Time	Record Date March 21, 2024

Location

Online at https://meetnow.global/MULJV4V

Proxy materials for the annual meeting of shareholders

Our Proxy Statement, proxy card and 2023 Annual Report to Shareholders are available at www.bannerbank.com/proxymaterials.

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1. Election of eight directors to each serve for a one-year term.

Proposal 2. Advisory (non-binding) approval of the compensation of our named  executive officers as disclosed in this Proxy Statement.

Proposal 3. Ratification of the Audit Committee’s appointment of Moss Adams LLP as our independent registered public accounting firm for 2024.

We also will transact any other business that may properly come before the annual meeting. As of the date of this Proxy Statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this Proxy Statement.

How to Vote: To ensure that your shares are represented at the meeting, please take the time to submit your vote in one of the following ways:
Internet Go to www.investorvote.com/BANR or scan the QR code on your proxy card
Telephone Call 1 (800) 652-VOTE (8683) within the USA, US territories and Canada
Mail Sign, date and mail the proxy card

BANNER CORPORATION 2024 PROXY STATEMENT	1

Information about the Annual Meeting | Annual Meeting Frequently Asked Questions

Annual Meeting Frequently Asked Questions

Q.	Who is Entitled to Vote?

A.

We have fixed the close of business on March 21, 2024 as the record date for shareholders entitled to notice of and to vote at our annual meeting. You are entitled to one vote for each share of Banner common stock you own, unless you acquired more than 10% of Banner’s outstanding common stock without prior Board approval. As provided in our Restated Articles of Incorporation, for each vote in excess of 10% of the voting power of the outstanding shares of Banner’s voting stock, the record holders in the aggregate will be entitled to cast one-hundredth of a vote, and the aggregate power of these record holders will be allocated proportionately among these record holders. On March 21, 2024, there were 34,369,886 shares of Banner common stock outstanding and entitled to vote at the annual meeting.

Q.	How Do I Vote at the Annual Meeting?

A.

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. You are a shareholder of record if your shares of Banner common stock are held in your name. This section provides voting instructions only for shareholders of record. If you are a beneficial owner of Banner common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions in the following question and response.

Shares of Banner common stock can only be voted if the shareholder is present virtually or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to attend the virtual annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

Shareholders may vote by proxy via the Internet or a toll-free telephone number, or by mailing a proxy card. Instructions for voting are found on the proxy card. Shares of Banner common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers as disclosed in this Proxy Statement, and FOR ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for 2024. If any other matters are properly presented at the annual meeting for action, the persons named in the proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy card depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse or other party and some in trust for your children. In this case, you will receive three separate proxy cards to vote.

2	BANNER CORPORATION 2024 PROXY STATEMENT

Information about the Annual Meeting | Annual Meeting Frequently Asked Questions

To ensure that your shares are represented at the meeting, please take the time to submit your vote in one of the following ways:

Internet Go to www.investorvote.com/BANR or scan the QR code on your proxy card
Telephone Call 1 (800) 652-VOTE (8683) within the USA, US territories and Canada
Mail Sign, date and mail the proxy card

Q.	What if My Shares Are Held in Street Name?

A.

If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee (“nominee”), the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items, but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to the rules governing brokers. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” The proposal to elect directors and the advisory vote on executive compensation are considered non-discretionary items; therefore, you must provide instructions to the nominee in order to have your shares voted with respect to these proposals.

If your shares are held in street name and you would like to fully participate in the annual meeting, you must register in advance. You may participate as a “Guest” without having a unique control number, but you will not have the option to vote your shares or ask questions at the virtual meeting. To fully participate in the meeting as a “Shareholder,” you must obtain a unique control number by registering in advance with Computershare and submitting proof of your proxy power (legal proxy) reflecting your Banner holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 17, 2024. (Late submissions will be processed to the extent feasible, but registration cannot be guaranteed in time for your participation in the meeting.) Requests for registration should be submitted as follows:

By email: Forward the proxy-granting email from your broker, or email an image of your legal proxy, to legalproxy@computershare.com. The subject line of your email should include “Legal Proxy.”

By mail:

Computershare

Banner Corporation Legal Proxy

P.O. Box 43006

Providence, RI 02940-3006

You will receive an email from Computershare confirming your registration and providing you with your unique control number needed to participate in the virtual annual meeting as a “Shareholder”

BANNER CORPORATION 2024 PROXY STATEMENT	3

Information about the Annual Meeting | Annual Meeting Frequently Asked Questions

if you register by email or if you provide an email address when registering by mail. If you do not provide an email address when registering by mail, confirmation of your registration and your unique control number will be provided by mail.

Q.	How Many Shares Must Be Present to Hold the Meeting?

A.

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person via the virtual meeting platform or by proxy, of at least a majority of the shares of Banner common stock entitled to vote at the annual meeting will constitute a quorum. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q.	What if a Quorum Is Not Present at the Meeting?

A.

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders virtually present or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Q.	Vote Required to Approve Proposal 1: Election of Directors

A.

Banner’s Amended and Restated Bylaws provide for the election of directors by a majority of the votes cast by shareholders in uncontested elections. Accordingly, in an uncontested election, the number of shares voted “for” a director nominee must exceed the number of shares voted “against” the nominee, in order for that nominee to be elected. The following are not considered votes cast: (1) a share otherwise present at the meeting but for which there is an abstention; and (2) a share otherwise present at the meeting as to which a shareholder of record gives no authority or direction. The term of any director who was a director at the time of the election but who does not receive a majority of votes cast in an election held under the majority vote standard will continue to serve as a director until terminated on the earliest to occur of: (1) 90 days after the date election results are determined; (2) the date the Board appoints a new director to fill the position; or (3) the date and time the director’s resignation is effective.

Banner’s Amended and Restated Bylaws provide that an election is considered a contested election if there are shareholder nominees for director pursuant to the advance notice provision, and who are not withdrawn by the advance notice deadline set forth in Banner’s Restated Articles of Incorporation. If the Board determines there is a contested election, the election of directors will be held under a plurality standard. Under the plurality standard, the nominees who receive the highest number of votes for the directorships for which they have been nominated will be elected.

Pursuant to our Restated Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or against each nominee, or shareholders may abstain from voting. Abstentions and broker non-votes will have no effect on the outcome of the election. Our Board of Directors unanimously recommends that you vote FOR the election of each of our director nominees.

Q.	Vote Required to Approve Proposal 2: Advisory Approval of Executive Compensation

A.

The advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast, in person via the virtual meeting platform or by proxy, at the annual meeting. Abstentions and broker

4	BANNER CORPORATION 2024 PROXY STATEMENT

Information about the Annual Meeting | Annual Meeting Frequently Asked Questions

non-votes will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Q.	Vote Required to Approve Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

A.

Ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast, in person via the virtual meeting platform or by proxy, at the annual meeting. Abstentions will have no effect on the outcome of the proposal. Our Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of the independent registered public accounting firm.

Q.	May I Revoke My Proxy?

A.	You may revoke your proxy before it is voted by:

•	Submitting a new proxy with a later date;

•	Notifying Banner’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	Voting at the virtual annual meeting.

If you plan to attend the virtual annual meeting and vote during the meeting, you must join the meeting as a “Shareholder.” If you are a shareholder of record, you will need the control number on your proxy card. If you are the beneficial owner of shares held in “street name” by a broker, bank or other nominee, you will need to register in advance with Computershare by following the instructions in the question above titled, “What if My Shares Are Held in Street Name?”

Q.	May I Ask A Question During the Virtual Meeting?

A.

Yes. There will be a question and answer session following the formal portion of the meeting, during which we will answer questions pertinent to our business as time allows. Questions of a similar nature may be grouped together and answered once to avoid repetition. The virtual meeting platform will allow shareholders to ask questions, provided the shareholder is logged into the meeting as a “shareholder.” Shareholders entering the virtual meeting as “guests” will not be able to ask questions. To ask a question during the meeting, registered shareholders will need the control number included on their proxy card and all other shareholders will need to register in advance to obtain a unique control number as described in the Notice of Annual Meeting of Shareholders and in the question above titled, “What if My Shares Are Held in Street Name?”

Q:	What if I Have Trouble Accessing the Annual Meeting Virtually?

A:

The virtual meeting platform is fully supported across Microsoft Edge, Firefox, Chrome and Safari browsers and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. If you need further assistance, you may call 1-888-724-2416 (US) or 1-781-575-2748 (outside the US).

BANNER CORPORATION 2024 PROXY STATEMENT	5

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 21, 2024, the voting record date, information regarding share ownership of:

•

Those persons or entities (or groups of affiliated person or entities) known by management to beneficially own more than five percent of Banner’s common stock, other than directors and executive officers;

•	Each director and director nominee of Banner;

•	Each executive officer named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and

•	All directors and executive officers of Banner and Banner Bank as a group.

Persons and groups who beneficially own in excess of five percent of Banner’s common stock are required to file with the U.S. Securities and Exchange Commission (“SEC”), and provide copies to us, reports disclosing their ownership under the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”). To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Banner’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if that person has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted share units that will vest within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of the voting record date, there were 34,369,886 shares of Banner common stock outstanding.

6	BANNER CORPORATION 2024 PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

Name	Number of Shares Beneficially Owned (1)		Percent of Voting Shares Outstanding (%)

Beneficial Owners of More Than 5%

BlackRock, Inc.	4,951,813	(2)	14.41

The Vanguard Group	4,187,837	(3)	12.18

Dimensional Fund Advisors LP	2,257,929	(4)	6.57

State Street Corporation	1,779,867	(5)	5.18

Directors

Ellen R.M. Boyer	3,666		*

Connie R. Collingsworth	10,604	(6)	*

Margot J. Copeland	2,448		*

Roberto R. Herencia	13,491		*

David A. Klaue	127,836		*

John R. Layman	32,355	(7)	*

John Pedersen	4,829		*

Kevin F. Riordan	8,233		*

Terry S. Schwakopf	6,834		*

Paul J. Walsh	2,448		*

Named Executive Officers

Mark J. Grescovich**	157,977		*

Robert G. Butterfield	5,260		*

Cynthia D. Purcell	22,579		*

James M. Costa	4,588		*

James P. G. McLean	11,430		*

Peter J. Conner	36,662

All Executive Officers and Directors as a Group (25 persons)			1.60

*	Less than 1% of shares outstanding.
**	Also a director of Banner.
(1)

Shares of restricted stock granted under the 2014 Omnibus Incentive Plan, as to which holders have voting but not investment power, are included as follows: Mr. Herencia, 2,091 shares; Ms. Boyer, 1,441 shares; and Ms. Copeland, 1,277 shares. Also includes the following number of restricted share units granted under the 2014 Omnibus Incentive Plan and the 2018 Omnibus Incentive Plan and vesting within 60 days of the voting record date: Ms. Collingsworth, 1,432; Mr. Klaue, Mr. Layman, Ms. Schwakopf and Mr. Walsh, 1,277 each; Mr. Pedersen, 1,604; Mr. Riordan, 1,495; Mr. Grescovich, 7,635; Mr. Butterfield, 1,756; Ms. Purcell, 2,874; Mr. Costa, 2,772; Mr. McLean, 1,532; and Mr. Conner, 3,088; and all executive officers and directors as a group, 46,154.

(2)

Based on a Schedule 13G/A dated January 23, 2024, which reports sole voting power over 4,866,443 shares and sole dispositive power over 4,951,813 shares. According to this filing, the interest of iShares Core S&P Small-Cap ETF is more than 5% of Banner’s total outstanding stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(3)

Based on a Schedule 13G/A dated February 13, 2024, which reports shared voting power over 24,178 shares, sole dispositive power over 4,127,983 shares and shared dispositive power over 59,854 shares. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

Based on a Schedule 13G/A dated February 14, 2024, which reports sole voting power over 2,221,328 shares and sole dispositive power over 2,257,929 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(5)

Based on a Schedule 13G dated January 24, 2024, which reports shared voting power over 225,047 shares and shared dispositive power over 1,779,867 shares. The address for State Street Corporation is State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114-2016.

(6)	Includes 100 shares held jointly with her husband.
(7)	Includes 9,414 shares that have been pledged.

BANNER CORPORATION 2024 PROXY STATEMENT	7

Proposal 1 – Election of Directors

Proposal 1 – Election of Directors

Banner’s Board of Directors currently consists of 11 members. In prior years, approximately one-third of the directors were elected annually to serve for a three-year period or until their respective successors are elected and qualified. However, at the 2022 annual meeting, Banner’s shareholders approved an amendment to our Articles of Incorporation to eliminate staggered terms for directors and provide for the annual election of all directors. Accordingly, each director will be elected annually upon expiration of the director’s term, beginning with directors whose terms expired at the 2023 annual meeting of shareholders, with all directors being subject to annual elections beginning with the 2025 annual meeting of shareholders. The table below sets forth information regarding each continuing director of Banner and each nominee for director. The Corporate Governance/Nominating Committee of the Board of Directors selects nominees for election as directors. Each of our nominees currently serves as a Banner director and has consented to being named in this Proxy Statement and has agreed to serve if elected.

If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Margot J. Copeland, Mark J. Grescovich, Roberto R. Herencia, David A. Klaue, John R. Layman, Kevin F. Riordan, Terry S. Schwakopf and Paul J. Walsh, each for a one-year term.

Name	Age as of December 31, 2023	Year First Elected or Appointed Director	Term to Expire

Board Nominees

Margot J. Copeland	72	2022	2025 (1)

Mark J. Grescovich	59	2010	2025 (1)

Roberto R. Herencia	64	2016	2025 (1)

David A. Klaue	70	2007	2025 (1)

John R. Layman	65	2007	2025 (1)

Kevin F. Riordan	67	2018	2025 (1)

Terry S. Schwakopf	72	2018	2025 (1)

Paul J. Walsh	55	2022	2025 (1)

Directors Continuing in Office

Ellen R.M. Boyer	63	2021	2025

Connie R. Collingsworth	65	2013	2025

John Pedersen	66	2021	2025
(1)	Assuming re-election.

Information Regarding Nominees for Election. Set forth below is the present principal occupation and other business experience during at least the last five years of each nominee for election, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the nominee should serve as a director of Banner.

8	BANNER CORPORATION 2024 PROXY STATEMENT

Proposal 1 – Election of Directors

Margot J. Copeland

Director Since: 2022	Committees:
• Compensation and Human Capital • Credit Risk

Key Qualifications:

• Extensive banking and executive leadership, philanthropic and community engagement experience

• Corporate responsibility expertise, including in relation to diversity, equity and inclusion

Margot J. Copeland specializes in developing strategies in the areas of workforce development and management, leadership, diversity and inclusion, philanthropy, and community outreach and engagement. Ms. Copeland has over 20 years of experience, with her previous positions being at KeyBank (a subsidiary of KeyCorp (NYSE: KEY)) and its affiliate, KeyBank Foundation, in Cleveland, Ohio. At KeyBank, she was Executive Vice President and Director Corporate Philanthropy and Community Engagement from 2001 through 2019. During the same period, she served as Board Chair and Chief Executive Officer for KeyBank Foundation. As a corporate officer and leader of corporate philanthropy and civic engagement, Ms. Copeland was a member of KeyBank’s Corporate Social Responsibility Council, which focused on philanthropic investments, corporate citizenship, and regulatory and corporate strategy. She was also a member of the Diversity & Inclusion Council and she served as KeyBank’s Chief Diversity Officer from 2001 through 2013. Prior to joining KeyBank, Ms. Copeland served on the Advisory Board of US Bank (formerly Firstar) from 1998 through 2001. Ms. Copeland is actively involved in her community, having served on a number of advisory boards and boards of directors for educational institutions, health care systems, community organizations and other nonprofit entities. She currently serves on the Board of Trustees for The Cleveland Clinic and the Board of Directors for AARP, among others. Ms. Copeland received a Master’s degree from The Ohio State University, a Bachelor of Science in Physics from Hampton University, Hampton, Virginia and an Honorary Doctorate of Humane Letters from Cuyahoga Community College, Cleveland, Ohio. With her vast experience in social responsibility and her long-tenured connection to banking, the directors believe that Ms. Copeland should continue to serve on the Board of Directors.

Mark J. Grescovich
President and CEO
Director Since: 2010	Committees:
	• Credit Risk • Executive	• Risk

Key Qualifications:

• Extensive bank leadership experience

• Acquisition and strategic planning expertise

• Credit and risk management expertise

Mark J. Grescovich is President and Chief Executive Officer, and a director, of Banner Corporation and Banner Bank. Mr. Grescovich joined Banner Bank in April 2010 and became Chief Executive Officer in August 2010 following an extensive banking career specializing in finance, credit administration and risk management. Under his leadership, Banner has grown from $4.7 billion in assets in 2010 to more than $15 billion through organic growth as well as selective acquisition. During that time, Mr. Grescovich has guided the expansion of Banner’s footprint to over 135 locations in four states. Prior to joining Banner, Mr. Grescovich was the Executive Vice President and Chief Corporate Banking Officer for Akron, Ohio-based FirstMerit Corporation and FirstMerit Bank N.A. He assumed responsibility for FirstMerit’s commercial and regional line of business in 2007, having served since 1994 in various commercial and

BANNER CORPORATION 2024 PROXY STATEMENT	9

Proposal 1 – Election of Directors

corporate banking positions, including that of Chief Credit Officer. Prior to joining FirstMerit, Mr. Grescovich was a Managing Partner in corporate finance with Sequoia Financial Group, Inc. of Akron, Ohio, and a commercial and corporate lending officer and credit analyst with Society National Bank of Cleveland, Ohio. He has a Bachelor of Business Administration degree in finance from Miami University and a Master of Business Administration degree, also in finance, from The University of Akron.

Roberto R. Herencia

Board Chair Director Since: 2016	Committees:
	• Compensation and Human Capital • Corporate Governance/Nominating	• Credit Risk • Executive (Chair)

Key Qualifications:

• Extensive bank leadership experience, including as a director and chief executive officer

• Acquisition and strategic planning expertise

• Credit and risk management expertise

Roberto R. Herencia is President and Chief Executive Officer of BXM Holdings, a fund specializing in community bank investments. He is a director and Chairman of the Board of First BanCorp. (NYSE: FBP) and its subsidiary, FirstBank Puerto Rico, positions he has held since October 2011. He has been an independent director and the Chairman of the Board of Byline Bancorp (NYSE: BY) and its subsidiary bank, Byline Bank, since June 2013, and effective February 12, 2021, he assumed the role of Chief Executive Officer of Byline Bancorp. Between 2009 and 2010, Mr. Herencia was President and Chief Executive Officer of Midwest Banc Holdings, Inc. and its subsidiary, Midwest Bank and Trust. Prior to that, he spent 17 years with Popular Inc. as its Executive Vice President and as President of Popular Inc.’s subsidiary, Banco Popular North America. Prior to joining Popular, Mr. Herencia spent 10 years with The First National Bank of Chicago (now J.P. Morgan Chase) in a variety of roles, including Deputy Senior Credit Officer and Head of the Emerging Markets Division. Mr. Herencia previously served on the US International Development Finance Corporation’s Board of Directors, to which he was appointed by President Obama in 2011. He graduated magna cum laude and received his Bachelor of Science in Business Administration degree in finance from Georgetown University and his Master of Business Administration degree from the Kellogg School of Management at Northwestern University. Based on these qualifications, the directors believe that Mr. Herencia should continue to serve on the Board of Directors.

David A. Klaue

Director Since: 2007	Committees:
• Audit • Corporate Governance/Nominating

Key Qualifications:

• Bank leadership experience

• Acquisition, business expansion and strategic planning expertise

• Extensive business operational experience

• Organizational effectiveness expertise

David A. Klaue served as Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007. He is Chairman of the Board of Empire Lumber Co., a diversified wood products manufacturer with operations in Washington, Idaho and Montana, and of Park Ranch Land & Cattle Co.,

10	BANNER CORPORATION 2024 PROXY STATEMENT

Proposal 1 – Election of Directors

a cow/calf feeder and hay producer; he is also the Manager of Empire Investments, LLC, a real estate investment company. Mr. Klaue has been affiliated with these companies for more than 35 years. Additionally, he is a managing member in various other real estate investment, equipment and sales companies. Mr. Klaue’s career has afforded him expertise in banking, business, and agricultural and real estate management. Based on these qualifications, the directors believe that Mr. Klaue should continue to serve on the Board of Directors.

John R. Layman

Director Since: 2007	Committees:
• Audit • Risk

Key Qualifications:

• Extensive legal experience, including in mergers and acquisitions and complex litigation matters

• Bank leadership and operational experience

• Risk management expertise

• Strategic planning experience

John R. Layman served as Co-Vice Chairman of the Board of Directors of F&M Bank until its acquisition by Banner Bank in May 2007. He is Managing Partner of Layman Law Firm, PLLP, with which he has been associated since 1983. His areas of practice include real estate development, commercial litigation, personal injury and product liability. He also has experience in securities litigation, fiduciary obligations, corporate governance and compliance and reporting requirements. Based on these qualifications, the directors believe that Mr. Layman should continue to serve on the Board of Directors.

Kevin F. Riordan

Director Since: 2018	Committees:
	• Audit (Chair) • Compensation and Human Capital	• Credit Risk • Executive

Key Qualifications:

• Audit experience; qualifies as an audit committee financial expert

• Risk management expertise

• Corporate governance best practices and organizational effectiveness expertise

Kevin F. Riordan retired as a Banking & Capital Markets audit and client service Partner of PricewaterhouseCoopers LLP (PwC), a global professional services firm, in June 2014, having served in that capacity since 2000. Prior to joining PwC in 1994, Mr. Riordan served various banking and securities trading companies as both an independent auditor and senior financial/accounting executive. During his career at PwC, Mr. Riordan gained significant experience working with the boards and audit committees of publicly traded banking and lending institutions while managing major client relationships across multiple markets. In those roles, Mr. Riordan developed expertise in complex accounting, auditing and financial reporting matters. He has been a Certified Public Accountant since 1983. Mr. Riordan’s qualification as an audit committee financial expert was the primary reason for his nomination to the Board. The directors believe that this qualification, together with his experience with banking entities and financial reporting matters, support Mr. Riordan’s continued service on the Board of Directors.

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Proposal 1 – Election of Directors

Terry S. Schwakopf

Director Since: 2018	Committees:
• Corporate Governance/Nominating • Risk

Key Qualifications:

• Extensive bank regulatory supervision experience

• Banking and fintech expertise

• Risk management expertise

Terry S. Schwakopf is an Independent Senior Advisor to the banking practice of Deloitte & Touche, LLP. Prior to joining Deloitte in 2007, Ms. Schwakopf was Executive Vice President of the Federal Reserve Bank of San Francisco with overall responsibility for banking supervision. In that capacity, she oversaw the supervision of state member banks and bank and financial holding companies in the nine western states that comprise the San Francisco District. During her 23-year career with the Federal Reserve, she had a number of other responsibilities, including oversight of community affairs, public information, the corporate secretary’s function and communications. Before joining the Federal Reserve, she held positions in both the commercial banking and savings and loan industries and worked as a consultant to community banks. Ms. Schwakopf serves on the Board of Directors of IDB Bank and is a member of the Advisory Board of Blockchain Capital, a venture capital fund. She was on the Board of United Way of the Bay Area and is actively involved in a number of international organizations and civic groups. Ms. Schwakopf previously served on the Boards of Directors of Bridge Bank and Bridge Capital Holdings, Nara Bank and Nara Bancorporation, and Rabobank, NA. She was a member of the accreditation cadre for the Conference of State Bank Supervisors and a board advisor for Solar Mosaic, a crowdfunding site for solar energy financing. Ms. Schwakopf was honored as one of WomenInc. magazine’s 2019 Most Influential Corporate Directors. Based on these qualifications, the directors believe that Ms. Schwakopf should continue to serve on the Board of Directors.

Paul J. Walsh

Director Since: 2022	Committees:
• Audit • Risk

Key Qualifications:

• Strong technology, information security, cybersecurity and digital expertise

• Leadership and advisory board experience

Paul J. Walsh is currently Senior Vice President, Head of Digital, Engineering, and IT at Sony Interactive Entertainment (part of Sony Group Corp, NYSE: SONY) in Kirkland, Washington, which he joined in January 2022. He was an Executive-In-Residence with Adobe (NYSE: ADBE) in Kirkland, Washington, from 2021 to 2022. Mr. Walsh served as Senior Vice President and Global Chief Digital Officer with Lenovo (OTCM: LNVGF) in Kirkland, Washington, from 2018 to 2020. Prior to Lenovo, Mr. Walsh served as Senior Vice President, Platform Strategy & Innovation for Visa Inc. (NYSE: V) in Kirkland, Washington, from 2016 to 2018. Mr. Walsh previously served as the Global Chief Information Officer at Dell (NYSE: DELL) in Austin, Texas, from 2013 through 2015. Mr. Walsh is also an experienced advisory board member. Mr. Walsh received a Bachelor of Science, BSc Computer Science at Griffith College, Dublin, Ireland. He is a technology leader with more than 25 years of experience in both scale and scope with some of the most respected brands in the industry. With his advisory board experience and technical background, the directors believe Mr. Walsh should continue to serve on the Board of Directors.

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Proposal 1 – Election of Directors

Information Regarding Incumbent Directors. Set forth below is the present principal occupation and other business experience during at least the last five years of each director continuing in office, as well as a brief discussion of the particular experience, qualifications, attributes and skills that led the Board to conclude that the director should serve on Banner’s Board of Directors.

Ellen R.M. Boyer

Director Since: 2021	Committees:
	• Audit • Compensation and Human Capital (Chair)	• Executive

Key Qualifications:

• Audit experience; qualifies as an audit committee financial expert

• Certified Public Accountant (Active)

• Experienced chief financial officer and chief operating officer

• Acquisition and strategic planning expertise

Ellen R.M. Boyer was Chief Financial Officer of Logic20/20, a business and technology consulting firm headquartered in Seattle, Washington, until her retirement in early April 2024. Ms. Boyer has over 30 years of finance and operational experience in a variety of industries, including technology, financial services and healthcare. Prior to joining Logic20/20 in 2014, Ms. Boyer held chief financial officer and/or chief operating officer roles at several companies in the Seattle area beginning in 1997. Ms. Boyer was previously an Audit Senior Manager at PriceWaterhouseCoopers, where she worked for 12 years. Ms. Boyer has extensive experience in strategic planning, mergers and acquisitions, governance matters, organizational effectiveness, and audit and financial matters. Ms. Boyer graduated from Oregon State University with degrees in Accounting and Spanish and minors in Computer Science and Latin American Affairs. She maintains an active Certified Professional Accountant license. Ms. Boyer is active in her community and has served on several for-profit and not-for-profit boards, including Umpqua Holdings Corporation (now Columbia Banking System, Inc. (Nasdaq: COLB)) from 2014 through 2016 and Sterling Financial Corporation (subsequently Umpqua and now Columbia) from 2007 through 2014. Ms. Boyer qualifies as an audit committee financial expert. This qualification, together with her deep financial expertise and strategic planning experience, adds value to the Board and the directors believe that Ms. Boyer should continue to serve on the Board of Directors.

Connie R. Collingsworth

Director Since: 2013	Committees:
	• Compensation and Human Capital • Corporate Governance/Nominating (Chair)	• Executive

Key Qualifications:

• Risk management expertise

• Acquisition, business expansion and complex investment experience

• Organizational effectiveness and corporate governance best practices leadership

• Unique insights regarding environmental, social and governance (“ESG”) issues; diversity, equity and inclusion; and corporate social responsibility

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Proposal 1 – Election of Directors

Connie R. Collingsworth served as the Chief Operating Officer of the Bill & Melinda Gates Foundation in Seattle, Washington, where she managed the Foundation’s legal, information technology, human resources, security and other business operations units, and provided leadership in the areas of risk management, compliance and corporate governance. From 2007 to 2023, she served on the Foundation’s Executive Leadership Team, which is responsible for the development and execution of Foundation-wide strategy and policy. Prior to joining the Foundation in 2002, Ms. Collingsworth was a partner of Preston Gates & Ellis, now K&L Gates, which has grown from a leading Northwest law firm based in Seattle to one of the largest law firms in the world. She currently serves on the Board of Directors of Axxes Capital and the boards of several advisory and charitable organizations. Ms. Collingsworth previously served on the Board of Directors of Premera Blue Cross, one of the largest health plan providers in the Pacific Northwest, and on the Board of Directors of Women’s World Banking, a global non-profit devoted to giving low-income women access to the financial tools and resources essential to their security and prosperity. Ms. Collingsworth was honored as one of WomenInc. magazine’s 2019 Most Influential Corporate Directors. Based on these qualifications, the directors believe that Ms. Collingsworth should continue to serve on the Board of Directors.

John Pedersen

Director Since: 2021	Committees:
	• Audit • Executive	• Credit Risk (Chair) • Risk (Chair)

Key Qualifications:

• Extensive bank leadership experience, including as a chief risk officer

• Deep expertise in risk management

• Acquisition and strategic planning expertise

• Corporate governance best practices and organizational effectiveness expertise

John Pedersen was with City National Bank of Los Angeles, California from 2004, serving as Executive Vice President and Chief Risk Officer from 2006 until his retirement in 2019. He has over three decades of progressive commercial banking credit and risk management responsibilities and significant expertise in establishing and managing risk management functions within a regional bank setting. Mr. Pedersen is skilled in strategic planning, including turn-around and growth strategies. He has a thorough understanding of many aspects of banking, including retail, small business, commercial real estate, dealer banking, consumer lending, mortgage banking and middle market lending. Mr. Pedersen began his career in government and held staff and leadership positions with the Office of the Comptroller of the Currency and the Office of Thrift Supervision. After government service, Mr. Pedersen managed a wide range of risk management activities for several financial institutions, including First Interstate Bancorp, KeyCorp, Wachovia and Bank of the West. Active in the community, Mr. Pedersen is involved with various philanthropic organizations that facilitate the micro-financing of small business entrepreneurs domestically and abroad. Mr. Pedersen earned a Bachelor of Business Administration degree in finance and accounting from the University of Oklahoma. Mr. Pedersen’s deep risk management expertise and broad banking experience add value to the Board and the directors believe that Mr. Pedersen should continue to serve on the Board of Directors.

Director Nomination Process. The Corporate Governance/Nominating Committee oversees the director nomination process. The Committee may consider both incumbent and new director nominees to nominate for election at each annual meeting of shareholders and may recommend that

14	BANNER CORPORATION 2024 PROXY STATEMENT

Proposal 1 – Election of Directors

the Board appoint new directors to serve until the next annual meeting of shareholders. Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting.

In its deliberations for selecting candidates for nominees as director, the Committee seeks individuals of integrity, with a proven record of professional accomplishments and/or civic leadership, sound business judgment and practical wisdom, risk oversight skills, an ability to represent a broad spectrum of interests, an ability to work collaboratively with other directors and our executives, an inquiring and independent mind, who can function well as discussion leaders and consensus builders. The

Committee also considers diversity characteristics (see “Board Diversity” below), the candidate’s knowledge of the banking business and whether the candidate would provide adequate representation of our market area. Any nominee for director recommended by the Committee must be highly qualified in some or all of these areas.

In searching for qualified director candidates to fill vacancies on the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee has also used an executive search and leadership consulting firm and other professional sources for qualified nominees, especially with respect to candidates with unique skill sets, such as a qualified financial expert. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is nothing that would cause the candidate not to be qualified to serve as a Banner director. The Committee will consider director candidates recommended by our shareholders. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of the Board of Directors, in the same manner in which the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals” in this Proxy Statement.

Director Commitments. In accordance with our Corporate Governance Guidelines, our Board believes that in addition to directors possessing the skills and judgment to perform their functions, they should devote sufficient time and attention necessary to fulfill their duties and responsibilities as directors. The Corporate Governance/Nominating Committee considers whether directors and nominees for director have sufficient time and attention to devote to Board duties, including whether a director serves on an excessive number of boards. Our Board believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to fulfill the responsibilities required of directors.

In addition to serving as our Board’s Chairman, Roberto Herencia serves as Chief Executive Officer and Executive Chair of Byline Bancorp (NYSE: BY) and Chairman of First BanCorp (NYSE: FBP). Our Board strongly believes that Chairman Herencia’s other board and professional commitments do not impede his ability to devote sufficient time and attention to his duties as Chairman of Banner’s Board, as demonstrated by the following:

•

Chairman Herencia is a highly engaged and high performing director, as evidenced by his impeccable record of meeting preparation and attendance. In the past two years, Chairman Herencia has participated in 100% of Board meetings and 100% of the meetings of the Board committees of which he has been a member. His perfect attendance record is evidence of his

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Proposal 1 – Election of Directors

commitment and engagement with the Corporation. His commitment has been unwavering even in relation to unanticipated circumstances such as the significant banking industry events in the spring of 2023, which received the focused attention of our directors including Chairman Herencia.

•

Chairman Herencia actively participates in the discussions at the Board and committee meetings, including providing valuable and constructive feedback from a strategic, financial, risk and reputational perspective. Chairman Herencia’s insightful questions and comments contribute significantly to discussions, as well as the decision-making process, in which he is actively involved.

•	Chairman Herencia appropriately engages with management and other directors outside of the Board and committee meetings.

•

Chairman Herencia has vast experience in the financial industry, including overseeing and managing a bank through a financial crisis, and he possesses significant expertise in mergers and acquisitions, including integration activities.

•

Chairman Herencia’s experience with other boards of directors of public companies that are also financial institutions provides him with additional insights and experience that enhance his value to our Board.

•	Chairman Herencia has assured our Board that he continues to be committed to serving our Board and devoting the time and attention that his duties and responsibilities require.

Board Diversity. Included among the attributes considered by the Corporate Governance/Nominating Committee in recommending director nominees is diversity by gender, race, ethnicity, national origin and/or age. Our Board believes that diversity, including differences in backgrounds, qualifications and personal characteristics, is important to the effectiveness of the Board’s oversight of Banner. The table below illustrates self-reported diversity characteristics for the individuals serving on our Board of Directors as of the voting record date.

Board Diversity Matrix (As of March 21, 2024)
Board Size:
Total Number of Directors	11

Gender:	Male	Female	Non-Binary	Gender Undisclosed
	7	4	—	—
Number of directors who identify in any of the categories below:
African American or Black	1	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	1	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	6	3	—	—
Two or More Races or Ethnicities	1	—	—	—
LGBTQ+	—
Undisclosed	—

16	BANNER CORPORATION 2024 PROXY STATEMENT

Proposal 1 | The Right Skills for our Board

Of our 11 directors, 6 identify as having at least one diversity characteristic (i.e., female, non-binary, LGBTQ+ and/or race or ethnicity other than white).

Gender Diversity	Ethnic Diversity	Overall Diversity
36%	27%	55%
4 of 11 directors	3 of 11 directors	6 of 11 directors have at least one diversity characteristic

The Right Skills for our Board

As a part of the Board evaluation and director selection processes, the Corporate Governance/Nominating Committee (“Governance Committee”) maintains a Director Attributes Matrix (described further in the “Director Selection Process” section of this Proxy Statement). The Governance Committee and the Board believe that the director nominees for 2024, together with the continuing directors, provide Banner with the right mix of skills and experience necessary for a highly functioning board. The chart below summarizes the number of Banner’s directors who consider themselves to be skilled in each primary category; the descriptions below each category heading are illustrative of the types of experience that generally would be considered in determining whether a given director is skilled in that particular area, and should not be read to imply that every listed example or title is represented on the Board.

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Proposal 1 | The Right Skills for our Board

Total Directors and Director Nominees with Particular Qualifications and Experience

(out of 11 total Directors and Nominees)

5	Financial Expertise/Audit Committee Financial Expert

Independent auditors/certified public accountants, chief financial officers, chief accounting officers, senior professionals overseeing capital management activities,

or otherwise qualified as an “audit

committee financial expert.”

11	Leadership

Experience as a business line leader or C-suite professional, or otherwise demonstrating advanced leadership expertise.

8	Mergers & Acquisitions (M&A)

C-suite professionals or senior leaders directly involved in M&A (e.g., chief executive officers, chief financial officers, chief operating officers, general counsels, operational heads), M&A attorneys, accountants with direct M&A experience, investment bankers.

8	Risk Management

Chief risk officers and senior professionals with experience in compliance, fraud prevention, or enterprise risk management; senior level internal audit professionals; attorneys or other professionals with relevant risk management expertise.

6	Human Capital Management/Executive Compensation

Chief human resources officers or other senior human resources professionals, employment attorneys, prior experience as a compensation committee member or consultant to compensation committees.

3	Communications/Marketing

Experience as a public relations officer, senior marketing professional, head of customer relations, community engagement leader, media professional (including social media), or similar role.

8	Strategic Planning

Senior leaders who have led or actively participated in the development of numerous strategic plans.

7	Financial Industry Experience

Management experience in traditional banking (commercial/retail), investment banking, wealth management, securities/investment management or fintech.

5	Legal/Regulatory

Attorneys, chief risk officers, bank regulatory agency staff, lobbyists, legislators/legislative aides with experience in a highly regulated industry such as financial services.

5	Organizational Effectiveness/Continuous Improvement

Experienced professionals who are LEAN or Six Sigma certified, continuous improvement professionals, or executives with significant experience implementing continuous improvement approaches.

8	Public Company Governance/Corporate Governance Best Practices

Experienced chief executive officers, chief financial officers, general counsels, corporate secretaries, other governance specialists, or investor relations professionals at a publicly-traded company, prior experience as a governance committee member or professional advising governance committees.

11	Prior Board Experience/Interaction

Experience as a board member or advisory board member of a publicly-traded company, private company, or non-profit organization, or executives regularly interacting with boards.

1	Information Technology/Cybersecurity

Senior management experience at technology/ cybersecurity companies, in IT/cybersecurity roles outside of technology companies, or in relevant fintech organizations.

11	Geographic Representation

Knowledge of or experience in a specific geographic area or market in which Banner and its subsidiaries operate.

18	BANNER CORPORATION 2024 PROXY STATEMENT

Corporate Governance | Board of Directors

Corporate Governance

Our Board is committed to maintaining an effective corporate governance framework. Strong governance practices support long-term, sustainable value creation for our shareholders and provide a foundation for effective Board oversight. The Board of Directors has maintained comprehensive corporate governance guidelines since January 2018 to provide a framework to assist the Board in fulfilling its responsibilities to shareholders. The guidelines, as amended from time to time, are available on our website at https://investor.bannerbank.com and cover a wide range of topics including: Board composition; selection, tenure, evaluation and retirement of Board members; Board leadership; and director responsibilities. The Board’s Corporate Governance/Nominating Committee is responsible for initiatives to comply with the governance-related provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder, as well as Nasdaq rules regarding corporate governance. The Committee evaluates and improves our corporate governance principles and policies from time to time, as deemed appropriate. Our governance framework is discussed in detail below.

Board of Directors

The Board of Directors conducts its business through Board meetings and through its committees. During the year ended December 31, 2023, the Board of Directors held 14 meetings. Each director attended more than 75% of the total meetings of the Board and committees on which that director served during this period.

Leadership Structure

The positions of Board Chair and of President and Chief Executive Officer are held separately by two individuals. This has been the case since 1995, when Banner was formed to become the holding company for Banner Bank. The Board believes this structure is appropriate for Banner because it provides the Board with capable leadership and independence from management. It also allows the President and Chief Executive Officer to focus on the day-to-day business of managing Banner, while the Chair leads the Board.

Committees and Committee Charters

The Board of Directors has established standing Executive, Audit, Compensation and Human Capital, Corporate Governance/Nominating, Credit Risk, and Risk Committees. The Board has adopted written charters for each committee other than the Executive Committee. These charters are available on our website at https://investor.bannerbank.com. Our directors’ current membership on these committees is reflected below.

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Corporate Governance | Committees and Committee Charters

Audit	Compensation and Human Capital	Corporate Governance/ Nominating	Credit Risk	Executive	Risk
Ellen R.M. Boyer	✓	✓ *(Chair)*			✓	
Connie R. Collingsworth		✓	✓ *(Chair)*		✓	
Margot J. Copeland		✓		✓		
Mark J. Grescovich				✓	✓	✓
Roberto R. Herencia (Board Chair)		✓	✓	✓	✓ *(Chair)*	
David A. Klaue	✓		✓			
John R. Layman	✓					✓
John Pedersen	✓			✓ *(Chair)*	✓	✓ *(Chair)*
Kevin F. Riordan	✓ *(Chair)*	✓		✓	✓	
Terry S. Schwakopf			✓			✓
Paul J. Walsh	✓					✓

Executive Committee. The Executive Committee acts for the Board of Directors when formal Board action is required between regular meetings. The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers with Banner subsidiaries. The Executive Committee did not meet during the year ended December 31, 2023.

Audit Committee. The Audit Committee oversees management’s fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also has the sole authority to appoint or replace our independent registered public accounting firm (“Independent Auditor”) and oversees the activities of our internal audit functions. The Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to the quality and integrity of financial reports and other financial information provided by the Corporation and the Corporation’s systems of internal accounting and financial controls; the oversight and periodic evaluation of the Independent Auditor’s qualifications, independence and performance; the annual performance review and compensation of the Chief Audit Executive; the compliance by the Corporation with legal and regulatory requirements, including disclosure controls and procedures with respect to financial reporting matters; review of controls governing relevant cybersecurity incident and risk disclosures; coordination with the Corporation’s Compensation and Human Capital Committee regarding any application of the Corporation’s Compensation Recovery Policy; and the oversight and review of external reporting and internal controls related to ESG activities.

The Corporation’s Independent Auditor routinely attends Audit Committee meetings and the Audit Committee regularly meets in executive session with the Corporation’s Independent Auditor. The Audit Committee also routinely meets in executive session with the Corporation’s Chief Audit Executive.

20	BANNER CORPORATION 2024 PROXY STATEMENT

Corporate Governance | Committees and Committee Charters

The Audit Committee believes it has fulfilled its responsibilities under its charter. The Committee met eight times during the year ended December 31, 2023. Each member of the Audit Committee is “independent,” in accordance with the requirements for companies quoted on The Nasdaq Stock Market (“Nasdaq”). In addition, the Board of Directors has determined that Committee members Boyer and Riordan meet the definition of “audit committee financial expert,” as defined by the SEC.

Compensation and Human Capital Committee. The Compensation and Human Capital Committee sets compensation policies and levels for directors and executive officers and oversees all of our salary and incentive compensation programs. The Committee seeks to ensure that our compensation programs appropriately balance risk and reward. The Committee considers a wide variety of human capital management matters, including talent management and succession planning, diversity and inclusion initiatives and results, and pay equity reviews and results. The Committee also oversees ESG matters related to human capital resource management in coordination with the Corporate Governance/Nominating Committee; and oversees and administers the Corporation’s Compensation Recovery Policy.

The Committee believes it has fulfilled its responsibilities under its charter. The Compensation and Human Capital Committee met seven times during the year ended December 31, 2023. Each member of the Compensation and Human Capital Committee is “independent,” in accordance with the requirements for companies quoted on Nasdaq. In addition, each member of the Committee also qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

The Committee meets, outside of the presence of Mr. Grescovich, to discuss his compensation and to make its associated recommendations to the full Board, which then votes on Mr. Grescovich’s compensation. Mr. Grescovich makes recommendations to the Committee regarding the compensation of all other executive officers. The Committee considers Mr. Grescovich’s recommendations and makes a recommendation to the full Board, which then votes on executive compensation.

Additional discussion regarding the Committee’s significant activities for fiscal year 2023 can be found in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee oversees the Corporation’s efforts to maintain the highest standards and best practices in all critical areas relating to the management of the business of Banner. The Committee oversees the Board’s annual review of Board performance and reviews and recommends to the Board corporate governance guidelines. Additionally, the Committee reviews the Corporation’s ESG framework and initiatives and reviews policies and programs that relate to matters of corporate social responsibility. The Committee is also responsible for succession planning for the Board of Directors, including identifying needed skills and backgrounds (including cybersecurity experience), developing a list of nominees for board vacancies and selecting nominees for directors. The Committee also oversees our directors’ continuing education and ongoing training.

The Corporate Governance/Nominating Committee believes it has fulfilled its responsibilities under its charter. Each member of the Committee is “independent,” in accordance with the requirements for companies listed on Nasdaq. The Committee met six times during the year ended December 31, 2023.

Credit Risk Committee. The Credit Risk Committee provides oversight of Banner’s credit risk structure and the processes established to identify, understand, measure, monitor and manage Banner’s credit

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Corporate Governance | Director Independence

risks. The Committee serves as the primary point of contact between the Board and the management-level committees dealing with credit risk management. The Committee is intended to enhance the Board’s oversight and understanding of credit risk management activities and the effectiveness thereof. Additional detail is provided below in “Board Involvement in the Risk Management Process.” The Credit Risk Committee met four times during the year ended December 31, 2023.

Risk Committee. The Risk Committee provides oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor and manage our capital risk, market/price risk, liquidity risk, interest rate risk, operational risk, technology risk (including cybersecurity), legal and compliance risk, people risk, reputation risk, and strategic risk, as well as risks associated with the Corporation’s ESG program. The Committee is responsible for reviewing the Corporation’s progress on ESG risk management initiatives and activities, including climate change risk management relative to any stated ESG program goal. The Committee also reviews management’s strategies and policies for managing these risks and serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness. Additional detail is provided below in “Board Involvement in the Risk Management Process.” The Risk Committee met seven times during the year ended December 31, 2023.

Director Independence

Our common stock is listed on The Nasdaq Global Select Market. In accordance with Nasdaq rules, at least a majority of our directors must be independent directors. The Board has determined that 10 of our 11 directors are independent, as defined by Nasdaq. Ellen R.M. Boyer, Connie R. Collingsworth, Margot J. Copeland, Roberto R. Herencia, David A. Klaue, John R. Layman, John Pedersen, Kevin F. Riordan, Terry S. Schwakopf and Paul J. Walsh are independent.

Director Tenure

The Corporate Governance/Nominating Committee seeks to select directors who will contribute to Banner’s corporate goals. The Committee recognizes the importance of Board refreshment as well as the value of Board tenure. As of the record date, March 21, 2024, four of Banner’s 10 non-management directors have served on the Board for less than four years, three have served for four to eight years and three have served for more than eight years.

Director Independence	Non-Management Director Tenure
91%
10 of 11 Directors are Independent

Diversity, Equity and Inclusion

Banner’s Board and management understand the importance of diversity and inclusion, including ensuring that all individuals are compensated equitably for similar work and have an equal opportunity to contribute and advance in the workplace. We are committed to creating a diverse and vibrant

22	BANNER CORPORATION 2024 PROXY STATEMENT

Corporate Governance | Board Involvement in the Risk Management Process

workplace that respects individuality, helps every person realize their full potential, and includes people with a broad range of experiences, backgrounds and skills that enable us to anticipate and meet the needs of our business and those of our clients. Additional details regarding our efforts in this area are included in the “Proposal 1 – Election of Directors – Board Diversity” and “Environmental, Social, and Governance: Supporting Stakeholder Value” sections of this Proxy Statement.

Board Involvement in the Risk Management Process

The Board of Directors recognizes that effective risk management requires a high level of cooperation between the Board and senior management. Nonetheless, the Board has established and maintains its independence in overseeing the conduct of Banner, including the risk management process. The Board’s leadership structure takes into account its risk oversight function by the conduct of its business through Board meetings and through its committees, as well as by the separation of the positions of Board Chair and President and Chief Executive Officer as described above.

Directors keep themselves informed of the activities and condition of Banner and of the risk environment in which it operates by regularly attending Board and assigned committee meetings, and by review of meeting materials, auditor’s findings and recommendations, and supervisory communications. Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Banner and the Bank by periodic briefings from senior management, counsel, auditors or other consultants, and by more formal director education. The Corporate Governance/Nominating Committee monitors and evaluates director training and information resources.

The Board oversees the conduct of Banner’s business and risk management functions by:

•	Monitoring the selection, evaluation and retention of competent senior management;

•	Establishing, with senior management, Banner’s strategic business objectives, and adopting operating policies to support these objectives in a legal and sound manner;

•	Monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;

•	Overseeing Banner’s business performance; and

•	Ensuring that the Bank helps to meet our communities’ credit needs.

These responsibilities are governed by a complex framework of federal and state laws and regulations as well as regulatory guidelines applicable to the operation of Banner and the Bank.

The Board ensures that all significant risk-taking activities are covered by written policies that are communicated to appropriate employees. Specific policies cover material credit, market, liquidity, operational, cybersecurity, legal and reputation risks. The policies are formulated to further Banner’s business plan in a manner consistent with safe and sound practices. The Board requires that all such policies be monitored by senior management to help ensure that they conform with changes in laws and regulations, economic conditions, and Banner’s and the Bank’s circumstances. The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations and to protect Banner against external crimes and internal fraud and abuse.

The Board’s policies also establish mechanisms for providing the Board with the information needed to monitor Banner’s operations. This includes senior management reports to the Board. These reports

BANNER CORPORATION 2024 PROXY STATEMENT	23

Corporate Governance | Cybersecurity Risk Management

present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of the risk under consideration and Banner’s and the Bank’s unique circumstances.

The Board enhanced its involvement in the risk management process in September 2010 by establishing a Risk Committee. The Risk Committee reviews management’s strategies and policies for managing enterprise-wide risks and the processes established to identify, measure, monitor and manage those risks. The Risk Committee also serves as the primary point of contact between the Board and senior management in assessing enterprise-wide risk management activities and effectiveness. In 2020, when the COVID-19 pandemic triggered significant economic volatility and uncertainty, as well as acute impacts on certain industries, the Board further enhanced its risk management oversight through the establishment of the Credit Risk Committee. The Credit Risk Committee provides oversight regarding Banner’s credit risk structure and the processes established to identify, understand, measure, monitor and manage our credit risks. The establishment of the Credit Risk Committee allows for more focused oversight of credit risks by directors with relevant expertise, while simultaneously enabling the Risk Committee to devote its attention to other key enterprise risks, including cybersecurity, anti-money laundering, fraud, legal and regulatory risk. The Risk Committee receives regular reports from management in each of these key risk areas.

The Board has also established a mechanism for independent third-party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management. This is accomplished, for example, by the Chief Audit Executive reporting directly to the Audit Committee. In addition, an annual external audit is performed. The Audit Committee reviews the independent registered public accounting firm’s findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations. The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Banner’s regulators. Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Cybersecurity Risk Management

The Board of Directors oversees our management of information and cybersecurity risks. We manage cybersecurity risks through our Information Security Program and related policies and standards. The Board of Directors plays a crucial role, annually reviewing and approving the Information Security Program. The Board’s Corporate Governance/Nominating Committee considers information technology and cybersecurity expertise when assessing potential director candidates, to help ensure the Board of Directors has the capability to appropriately oversee management’s activities in these areas. The Board’s Risk Committee directly oversees information technology and cybersecurity activities and risks through the review of regular management reporting and discussions with senior management regarding the effectiveness of our Information Security Program. In connection with its review of these risks, the Risk Committee also reviews management’s plans to mitigate risk. Our cybersecurity risk management and strategy are integrated into our enterprise-wide risk management program, which leverages a “three lines of defense” model to manage risk within the organization. Technology risk (including cybersecurity risk) is identified as a key risk area and management measures inherent risk, mitigating controls, and residual risk on a quarterly basis.

24	BANNER CORPORATION 2024 PROXY STATEMENT

Corporate Governance | Cybersecurity Risk Management

CYBERSECURITY GOVERNANCE PRINCIPLES

•

Ensure the confidentiality, integrity and availability of Banner data by means of comprehensive security policies, processes and technologies that allow for the proper protection of data and that facilitate secure, robust access

•

Continually maintain a scalable, secure and reliable production environment by means of advanced security processes and technologies to facilitate comprehensive attack identification, analysis and response

•	Design and maintain a secure digital environment to protect and enable Banner’s operations by implementing effective and secure technologies

•	Establish a mutual culture of security by creating a secure environment and a strong alliance with all employees in the practice of information security

•	Engage external expertise as part of the verification and ongoing testing of an effective cybersecurity program

The ability to mitigate cybersecurity risks is dependent upon an effective risk assessment process that identifies, measures, controls, and monitors material risks stemming from cybersecurity threats. These threats include any potential unauthorized activities occurring through Banner’s information systems that could adversely affect the confidentiality, integrity, or availability of Banner’s information systems or the data contained therein. Banner’s Information Security Program includes a comprehensive information security risk assessment that incorporates the following elements:

•	Identifying threats, measuring risk, defining information security requirements, and implementing controls to reduce risk.

•	Identifying reasonably foreseeable internal and external threats that may lead to unauthorized disclosure, misuse, alteration, or destruction of sensitive information or information systems;

•

Assessing the likelihood and potential damage posed by these threats, considering the degree of information sensitivity and the Bank’s operations, inclusive of substantive changes to people, processes and technology;

•

Evaluating the adequacy of policies, procedures, information systems, and other arrangements in place to control identified risks, considering the Bank’s operations, inclusive of substantive changes to people, processes and technology;

•	Providing input for internal and external auditors and independent third-party engagements, including in relation to internal and external penetration tests; and

•	Exercising risk oversight to conduct appropriate, risk-based due diligence and monitoring to understand risks associated with Banner’s third-party vendors and outsourced services.

In designing our Information Security Program, we refer to established industry frameworks – in particular, the Federal Financial Institutions Examination Council (FFIEC) and guidance from the International Organization for Standardization (ISO). The Company considers these frameworks to be aspirational benchmarks to help inform the design of our Information Security Program, including risk mitigation controls and processes.

We use a cross-functional approach to identify, prevent, and mitigate cybersecurity threats and incidents, and we have adopted controls and procedures that provide for the prompt escalation of certain cybersecurity incidents so that decisions regarding the public disclosure and reporting of such incidents can be made by management in a timely manner. We have developed a formal cybersecurity incident response plan that outlines the steps Banner will take to respond to a cybersecurity incident.

BANNER CORPORATION 2024 PROXY STATEMENT	25

Corporate Governance | Code of Ethics and Ethics Officer

Code of Ethics and Ethics Officer

Banner has adopted a Code of Ethics and Business Conduct (“Code of Ethics”), which incorporates corporate governance best practices and is applicable to directors, officers and employees. All new hires undergo interactive online training, after which they must certify they understand and will abide by the Code of Ethics. This training and certification process is repeated annually for all employees. Directors also provide a similar certification annually.

The Code of Ethics is reviewed by our Board of Directors on an annual basis and was reapproved in 2023 with minor enhancements. The Code of Ethics covers conflicts of interest, insider trading, regulatory and compliance issues, reporting complaints and concerns, and other ethics-related policies and procedures. The Code of Ethics is available on Banner’s website at https://investor.bannerbank.com.

On June 26, 2018, Banner established the position of Ethics Officer, responsible for overall administration of Banner’s ethics program, and for handling particular ethics and conflicts of interest issues. General Counsel Sherrey Luetjen serves as the Corporation’s Ethics Officer. Banner uses EthicsPoint, a third-party website and hotline complaint service, and provides information as to the availability of that service on its website and in its internal communications. The EthicsPoint service is available to any person, including employees and clients, to report any ethical violation they believe to have occurred or any other concern they believe may warrant management attention. Reports can be submitted anonymously. Every EthicsPoint report is automatically routed to an established group of executives, which includes our Ethics Officer and our Chief Audit Executive, as well as the Chair of the Board’s Audit Committee, who is an independent director. Additional management representatives are engaged as appropriate to assess each report. The Ethics Officer reports any complaints relating to financial record-keeping or reporting to the Audit Committee ahead of the release of key financial reports. Additionally, the Ethics Officer presents an annual report to the Audit Committee regarding the Corporation’s ethics program, including the status of employee training and a summary of all ethics matters addressed throughout the year.

Insider Trading Policy

The Board of Directors has adopted a policy governing trading in Banner’s securities by its directors and officers. This wide-ranging policy covers permissible timing of trades, as well as prohibitions on trades. In particular, the policy prohibits short sales, transaction in publicly traded options and other types of hedging transactions. The policy also prohibits holding Banner securities in margin accounts or pledging Banner securities for any purpose, with the exception of pledges in effect before the policy was adopted. The policy was revised in 2023 to address regulatory guidance regarding Insider Trading Arrangements under Rule 10b5-1 under the Securities Exchange Act of 1934.

Annual Meeting Attendance by Directors

We do not have a policy regarding Board member attendance at annual meetings of shareholders. All current directors attended last year’s virtual annual meeting of shareholders.

Shareholder Communications with the Board

The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board of Directors should send any communication to the Secretary, Banner Corporation, 10 S. First Avenue, Walla Walla, Washington 99362. Any

26	BANNER CORPORATION 2024 PROXY STATEMENT

Corporate Governance | Succession Planning

communication must state the number of shares beneficially owned by the shareholder making the communication. The Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action.

Succession Planning

Succession planning and leadership development are key priorities for Banner’s Board of Directors and management. The Board regularly reviews our talent development activities in support of our business strategy, engaging in meaningful discussion regarding Banner’s development programs, leadership bench and succession plans, with a focus on key positions at the senior executive level and other critical roles. Throughout the year, the Board or its committees engage in a variety of activities in support of succession planning. In 2023, the executive team embarked on a comprehensive executive coaching and development program. The program included personalized coaching, a number of assessments including a 360-degree feedback process to gain a holistic understanding of leadership potential, and the creation of individual development plans to align with future leadership growth areas.

Activity	Succession Planning Impact

Talent and succession planning	Provides directors with detailed insight on senior management selection, high-potential leaders, succession readiness, leadership development, and diversity, to build and maintain a pipeline of skilled and capable individuals ready to assume critical roles within the organization.

Employee engagement and organizational effectiveness review	Informs the directors as to the current state of Banner’s talent base in terms of employee engagement levels and overall organizational effectiveness
Enterprise-wide human capital risk assessment report	Enables Board oversight of human capital risk and related mitigation efforts regarding talent recruitment, development and retention

Related Party Transactions

We have a number of written policies governing transactions with related parties. These policies are intended to ensure that all transactions entered into with related parties are in the best interests of Banner and its shareholders. As a general rule, transactions with directors and officers and their related interests are prohibited. An exception applies to normal banking relationships.

Our Code of Ethics provides that employees should avoid situations that interfere with their duties or responsibilities to Banner or that affect their ability to act in the best interests of Banner. When faced with a situation that an employee believes could present a conflict of interest or the appearance of a conflict of interest, our Code of Ethics guides them to consider whether a specific policy or procedure may apply, whether preclearance or disclosure is required, whether the situation would appear to an impartial observer to present a conflict, and whether public disclosure of the matter would impact Banner’s reputation. When in doubt, the employee should discuss the situation with their manager or Banner’s Ethics Officer. Additional requirements and/or restrictions apply to specific circumstances, including conflicts of interest involving an employee’s influence or authority over a related person’s

BANNER CORPORATION 2024 PROXY STATEMENT	27

Corporate Governance | Stock Ownership Guidelines

employment, compensation or work conditions or an employee’s involvement in financial transactions with other Banner employees, clients or suppliers. Our Code of Ethics requires that employees authorized to approve or award orders, contracts, commitments or engagements of goods or service to third parties must make such decisions based on objective business standards. Each year, our directors and executive officers complete a questionnaire to identify related entities and individuals, disclose any related party transactions.

The Bank maintains a policy regarding the granting of loans to our employees, officers and directors, which is designed to fully comply with all applicable federal and state regulations. All outstanding loans to our directors and executive officers: (1) were made in the ordinary course of business; (2) were made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and (3) did not involve more than the normal risk of collectability or present other unfavorable features when made. Loans made to executive officers and directors are granted pursuant to the normal underwriting procedures of the Bank. Loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to that person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution’s capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. All lines of credit to insiders that, combined with other loans, do not exceed $500,000 for directors and their related interests or $100,000 for executive officers and that do not fall within the exceptions to Regulation O of the Board of Governors of the Federal Reserve System (“Federal Reserve”) must be approved by the Board of Directors at least annually. All loan approval and review procedures are governed by written policies.

Each director and executive officer discloses to us all related interests on an annual basis. Deposit and loan accounts of directors, executive officers and related interests are then coded in our systems so that developments can be tracked. Our Regulation O officer, a compliance specialist, monitors developments monthly and completes and submits to the Board of Directors a quarterly report of Regulation O compliance.

Stock Ownership Guidelines

Banner has had stock ownership guidelines since October 2015. As originally adopted by the Board of Directors, the ownership requirements applied to Banner’s non-employee directors. The Board later expanded the guidelines to also apply to Banner’s executive officers. Directors and executive officers are required to own shares of Banner’s common stock equal to a multiple of the relevant individual’s base salary or annual cash retainer as shown in the table below. In 2021, the Board doubled the multiples applicable to the Chief Executive Officer and Executive Vice Presidents.

Position	Stock Ownership Guideline

Non-employee Director	3X annual cash retainer

Chief Executive Officer	6X base salary

Executive Vice President	2X base salary

Directors and executives are permitted to meet the ownership guidelines over time and are restricted from divesting shares until the requisite ownership level is met. As of March 21, 2024, the record date, 6 of our 10 non-employee directors, Mr. Grescovich and 4 of the remaining 13 executive officers exceeded the ownership requirements under the guidelines. The directors and executive officers who do not currently meet the ownership requirements are in the process of fulfilling the applicable requirements over time.

28	BANNER CORPORATION 2024 PROXY STATEMENT

Environmental, Social and Governance (ESG): Supporting Stakeholder Value

Environmental, Social and Governance: Supporting Stakeholder Value

At Banner, we strive to build long-term value for our stakeholders by focusing on a core banking competency that is sustainable through change and scalable with acquisition growth. We recognize that incorporating sustainable practices into our strategy and operations is essential to creating the long-term stakeholder value we aim to achieve, and we pursue ESG initiatives that support this objective. Strong governance has long been a key component of our success, and we continuously seek to enhance our governance practices. We also know our human capital is integral to our long-term success. Accordingly, we invest in our employees and aim to offer competitive compensation and benefits, career development and advancement opportunities, and an equitable and inclusive culture. We endeavor to create positive change in the communities we serve through our day-to-day business activities, longer-term strategic initiatives and charitable support. We believe that environmental considerations are critically important and we actively support clients pursuing innovative, environmentally responsible endeavors. We have also begun assessing our own environmental impact to better inform our future decisions. These considerations are discussed in greater detail on our website at www.bannerbank.com/esg. Additionally, detailed human capital metrics and a description of our cybersecurity risk management approach are provided in our most recent Annual Report on Form 10-K, as filed with the SEC.

Human Capital

Talent Acquisition and Attrition.

•

In 2023, we continued our Flexible Workplace Program which provides hybrid and remote career opportunities. The program was formally launched in 2022 to support hiring talent from a more diverse group of candidates, improve the work experience for our employees, enhance retention and strengthen our leadership pipeline. Additionally, we remain highly focused on retention of female and diverse talent where competitive pressures continue to escalate. Our voluntary turnover rate in 2023 decreased to 15% from 21% in 2022. As of December 31, 2023, we had approximately 38% of our workforce working remotely, with women representing 65% and people of color representing 21% of our remote employees.

•

We launched two new Employee Resource Groups (“ERGs”) in 2023 – Black, Indigenous, People of Color (“BIPOC”) and Veterans – in addition to the two ERGs that were established in 2022 – Women in Leadership and Working Parents and Caregivers. Our ERGs give employees the opportunity to discuss issues important to the group and are designed to support our business goals, diversify our leadership, and promote an inclusive and supportive culture.

•

In January 2023, as part of our ongoing commitment to fair pay, we took a significant step by raising our company minimum hourly wage to $18 per hour and we carefully reviewed and made appropriate compensation adjustments for other employees affected by this change. This proactive measure demonstrates our dedication to maintaining fair compensation structures and ensuring that our employees are fairly rewarded for their contributions. We remain committed to upholding pay equity and transparency as essential components of our organizational values.

•	In 2023, Banner launched a partnership with BankWork$, an organization that helps young adults from under-resourced communities build meaningful careers in banking through a free, eight-week

BANNER CORPORATION 2024 PROXY STATEMENT	29

Environmental, Social and Governance (ESG): Supporting Stakeholder Value

career training program, placement assistance, and ongoing coaching. As a result of this partnership, we hired seven participants from the program.

Employee Engagement. We use anonymous employee surveys to gather valuable feedback on key initiatives, using the results to enhance existing programs and develop new ones. In our commitment to fostering employee engagement and transparency, we share the survey results with our workforce. Additionally, senior leadership analyzes areas of progress or opportunities for improvement, prioritizing responsive actions and activities. In 2023, we conducted an engagement survey, achieving an overall engagement score of 86%, with 76% of our employees participating in the survey. The survey results indicated that our employees demonstrate ethical conduct in business dealings, are knowledgeable about our customers’ needs, and understand their own contributions to the Bank’s goals. Beyond a formal engagement survey, we provide regular opportunities for managers and employees to ask questions, raise concerns and provide suggestions for ways to build a better and stronger company. Throughout 2023, this initiative included quarterly virtual meetings where we communicated our results and progress on strategic initiatives. Additionally, more than a dozen in-person employee town halls provided opportunities for employees to directly engage with Banner leaders. This multifaceted approach supports open communication channels and strengthens our commitment to continuous improvement and employee satisfaction.

Benefits.

•

In addition to our traditional health insurance coverage, we offer employees a suite of mental health-related programs and benefits, including text-based and telehealth services, a 24-hour nurse line and an employee assistance program.

•	We offer virtual physical therapy benefits, virtual support for hypertension and diabetes, and subsidized child, adult or senior care planning services.

•

We also offer cancer support to employees and their caregivers to better manage their cancer care. Dedicated cancer care coaches are available 24/7 to provide personalized guidance on navigating cancer.

Diversity, Equity and Inclusion.

•

Our cross-functional, employee-led diversity, equity and inclusion (“DEI”) council provides leadership and serves as a catalyst for inclusion and diversity initiatives across our organization. The DEI council is intended to help develop effective strategies to encourage diversity, equity and inclusion in our workplace as well as to attract, develop and retain diverse talent.

•

Our CEO, Mark Grescovich, has signed the CEO Action for Diversity & Inclusion Pledge to demonstrate our commitment to fostering a diverse and inclusive workplace. With this commitment, among other things, we require all of our employees, including new hires, to complete unconscious bias training to help them recognize their blind spots. In addition to unconscious bias training, in 2023, we provided quarterly DEI learning opportunities on topics such as LGBTQ+ Inclusion, DEI at Work, and Cultural Competence.

•

In 2023, we conducted a pulse survey to assess our inclusion and diversity efforts. Over 1,000 employees participated and indicated we are strong at integrating differences, providing psychological safety, and creating a sense of belonging.

30	BANNER CORPORATION 2024 PROXY STATEMENT

Environmental, Social and Governance (ESG): Supporting Stakeholder Value

Social Contributions and Community Support

Banner has a positive impact on the communities it serves in a variety of ways. One key measure of the Bank’s community impact is its Community Reinvestment Act rating, which is issued by the FDIC. Banner Bank received a rating of “Outstanding” in its most recent examination. This is the highest rating available and indicates that the FDIC has determined the Bank has an outstanding record of helping to meet the credit needs of its assessment area, including low- and moderate-income neighborhoods, in a manner consistent with its resources and capabilities.

Volunteerism. We strive to be a good corporate citizen by encouraging employees to be engaged in the communities where they live and work. To help remove roadblocks to volunteering, we offer Community Connections, a program that offers employees up to 16 hours of paid time off to volunteer at non-profit organizations of their choice. We also encourage employees to serve in leadership roles in these organizations as part of their professional development. We are proud to support many local community organizations through financial contributions and employee-driven volunteerism, including Junior Achievement, United Way and hundreds of other organizations.

Governance

•	To further increase our accountability to shareholders, we began declassifying our Board so that by 2025, all directors will serve one-year terms.

•

To foster mutual learning and understanding and further strengthen relationships between the Board and executives, we enhanced a program launched in 2022 to partner each director with a specific executive committee member.

•	We regularly use executive sessions at both the committee and Board levels to provide opportunities for candid and confidential conversations.

•

Although our cybersecurity risk management and incident response procedures were already robust, in 2023 we enhanced these processes to further clarify the respective responsibilities of our Executive Cybersecurity Event Evaluation Team, our management-level Disclosure Committee, other executive leadership of the Corporation, and relevant Board committees including the Audit, Corporate Governance/Nominating, and Risk Committees.

•

It is important for all directors to not only be appropriately qualified, but also to be familiar with Banner’s business and understand their duties as a director. To assist with this important objective, Banner expanded its director onboarding and continuing education efforts in 2023. The onboarding program serves as a guide for the recruitment process and onboarding of new directors to support a smooth transition, while both the onboarding program and continuing education efforts help directors to stay abreast of current issues and trends affecting Banner.

Environmental Responsibility

•

Banner has adopted the “notice and access model” for the delivery of this year’s Proxy Statement and annual meeting materials to shareholders, greatly reducing the environmental impact associated with producing and delivering large quantities of printed materials in connection with our annual meeting of shareholders. This approach has the added benefit of reducing costs associated with the annual meeting.

•

In 2022, under the oversight of our Board’s Risk Committee, Banner began construction of a formal climate risk management program. This program provides broad governance over climate risks and supports compliance with developing regulations regarding climate risk management.

BANNER CORPORATION 2024 PROXY STATEMENT	31

Environmental, Social and Governance (ESG): Supporting Stakeholder Value

•

In 2022, we began to measure our emissions to better understand our carbon footprint and begin to identify ways to reduce it. In 2023, we published our inaugural Task Force on Climate-related Financial Disclosures (TCFD) report describing our climate-related risks and opportunities, how we identify and manage those risks including scenario analysis, and our initial Scope 1 and Scope 2 greenhouse gas emissions calculations.

32	BANNER CORPORATION 2024 PROXY STATEMENT

Directors’ Compensation | Director Compensation Table

Directors’ Compensation

Director Compensation Table

The following table shows the compensation paid to our directors for 2023, with the exception of Mark J. Grescovich, a director and our President and Chief Executive Officer, whose compensation is included in the section entitled “Executive Compensation.” Compensation data below excludes amounts reimbursed for approved business expenses.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Ellen R.M. Boyer	68,583		65,308	3,350 (2)(3)	137,242

Connie R. Collingsworth	65,125		64,959	4,917 (2)(3)	135,001

Margot J. Copeland	62,583		57,897	2,818 (2)	123,299

Roberto R. Herencia	98,667		95,061	6,524 (2)(3)	200,252

David A. Klaue	60,500		57,897	4,317 (2)(3)	122,715

John R. Layman	61,083	(4)	57,897	4,301 (2)(3)	123,282

John Pedersen	83,628		72,674	4,999 (2)(3)	161,302

Kevin F. Riordan	77,083	(4)	67,749	6,907 (2)(3)	151,739

Terry S. Schwakopf	61,625		57,897	4,732 (2)(3)	124,254

Paul J. Walsh	61,083		57,897	2,818 (2)	121,799
(1)

Represents the aggregate grant date fair value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“FASB ASC Topic 718”). For a discussion of valuation assumptions, see Note 1 of the Notes to Consolidated Financial Statements in Banner’s Annual Report on Form 10-K for the year ended December 31, 2023. The directors had the following number of unvested stock awards or restricted stock units outstanding on December 31, 2023: Ms. Boyer, 1,441; Ms. Collingsworth, 1,432; Ms. Copeland, Mr. Klaue, Mr. Layman, Ms. Schwakopf and Mr. Walsh, 1,277 each; Mr. Herencia, 2,091; Mr. Pedersen, 1,604; and Mr. Riordan, 1,495.

(2)	Includes dividends and/or dividend equivalents accrued during 2023 on restricted stock and/or restricted stock units.
(3)

Includes business and occupation tax reimbursement. Effective July 1, 2010, Washington State subjects directors’ fees to a business and occupation tax, which may be reduced by a small business tax credit allowance. The rate for 2023 was 1.5%. Banner has agreed to reimburse or pay the tax on the director’s behalf.

(4)	Fees were deferred pursuant to a deferred fee agreement, as described below.

Following a bi-annual review of director compensation supported by research conducted by the Corporation’s independent compensation consultant, we increased the annual cash and equity retainers for directors, the Board Chair, and the Chair of the Corporate Governance/Nominating Committee, as well as the annual cash retainer for members of the Corporate Governance/Nominating Committee, effective August 1, 2023. Non-employee directors receive an annual cash retainer of $50,000, paid monthly, and an annual restricted stock or restricted stock unit award of $60,000. Annual cash retainers for committee members (including the committee chairs) are as follows: Audit Committee, $8,000; Compensation and Human Capital Committee, $6,000; Corporate Governance/Nominating Committee, $6,000; Credit Risk Committee, $6,000; and Risk Committee, $6,000. The Board Chair and various committee chairs receive additional retainers as follows, paid 50% in cash and

BANNER CORPORATION 2024 PROXY STATEMENT	33

Directors’ Compensation | Director Compensation Table

50% in restricted stock or restricted stock units: the Board Chair, $80,000; the Audit Committee Chair, $20,000; the Compensation and Human Capital Committee Chair, the Corporate Governance/Nominating Committee Chair, the Credit Risk Committee Chair and the Risk Committee Chair $15,000 each. These fees compensate the directors for service on the Boards of Directors of both Banner Corporation and Banner Bank and are paid equally by each entity.

In order to encourage the retention of qualified directors, we have entered into deferred fee agreements whereby directors may defer payment of all or a portion of their regular fees. Each participant may direct the investment of the deferred fees toward the purchase various investment funds offered under Banner’s nonqualified deferred compensation plan. We have established grantor trusts to hold the investments. The assets of the trusts are considered part of our general assets and the directors have the status of unsecured creditors of Banner with respect to the trust assets. The deferred fee agreements provide pre-retirement death and disability benefits in an amount equal to the value of the director’s account balance upon the occurrence of either event. A director may receive the balance of his or her account in a lump sum or in annual installments over a period as previously elected at the time of enrollment. In connection with its acquisitions, Banner also assumed liability for certain deferred compensation plans for the acquired institutions’ directors. At December 31, 2023, our estimated deferred compensation liability accrual with respect to non-employee directors under these agreements was $3.0 million.

34	BANNER CORPORATION 2024 PROXY STATEMENT

Compensation Discussion and Analysis | Executive Summary

Compensation Discussion and Analysis

This section discusses our executive compensation philosophy and programs, and is intended to give context to the tables that follow in the section entitled, “Executive Compensation.” In particular, we address the 2023 compensation of the following named executive officers:

Name	Title

Mark J. Grescovich	President and Chief Executive Officer

Robert G. Butterfield	Executive Vice President and Chief Financial Officer*

Cynthia D. Purcell	Executive Vice President and Chief Strategy and Administration Officer

James M. Costa	Executive Vice President and Chief Risk Officer

James P. G. McLean	Executive Vice President and Commercial Real Estate Executive

Peter J. Conner	Former Executive Vice President and Chief Financial Officer*
*	Mr. Conner retired effective October 10, 2023 and Mr. Butterfield was promoted to Chief Financial Officer effective October 11, 2023.

Executive Summary

2023 Business Highlights. Banner’s successful execution of its super community bank model and strategic initiatives has delivered solid core operating results and profitability over the last several years and demonstrates our ability to weather market headwinds. For the year ended December 31, 2023, Banner reported net income available to common shareholders of $183.6 million, or $5.33 per diluted share, compared to $195.4 million, or $5.67 per diluted share for 2022. Banner’s longer term strategic initiatives continue to focus on originating high quality assets and client acquisition, which we believe will continue to generate strong revenue while maintaining Banner’s moderate risk profile.

2023 performance achievements include:

•	Revenues were $620.4 million for the year ended December 31, 2023, compared to $628.4 million for the prior year.

•	Net interest income was $576.0 million for the year ended December 31, 2023, compared to $553.2 million for the prior year.

•	Net interest margin, on a tax equivalent basis, was 4.01% compared to 3.68% in the prior year.

•	Mortgage banking revenue was $11.8 million for the year ended December 31, 2023, compared to $10.8 million in the prior year.

•	Income from deposit fees and other service charges was $41.6 million for the year ended December 31, 2023, compared to $44.5 million for the prior year.

•	Non-interest expense was $382.5 million for the year ended December 31, 2023, compared to $377.3 million for the prior year.

•	Return on average assets was 1.18% for both 2023 and 2022.

•	Efficiency ratio was 61.66%, compared to 60.04% in the prior year.

•	Net loans receivable increased 7% to $10.66 billion at December 31, 2023, compared to $10.01 billion a year ago.

BANNER CORPORATION 2024 PROXY STATEMENT	35

Compensation Discussion and Analysis | Executive Summary

•	Non-performing assets were $30.1 million, or 0.19% of total assets, at December 31, 2023, compared to $23.4 million, or 0.15% of total assets, a year ago.

•	The allowance for credit losses loans was $149.6 million, or 1.38% of total loans receivable, at December 31, 2023, compared to $141.5 million, or 1.39% of total loans receivable a year ago.

•	Total deposits were $13.03 billion at December 31, 2023, compared to $13.62 billion a year ago.

•	Core deposits represented 89% of total deposits at December 31, 2023.

•	Banner Bank’s estimated uninsured deposits were approximately 31% of total deposits at December 31, 2023.

•	Banner Bank’s estimated uninsured deposits, excluding collateralized public deposits and affiliate deposits, were approximately 28% of total deposits at December 31, 2023.

•	Available borrowing capacity was $4.65 billion at December 31, 2023.

•	On-balance sheet liquidity was $2.93 billion at December 31, 2023.

•	Cash dividends paid to shareholders were $1.92 per share, compared to $1.76 for the prior year.

•	Common shareholders’ equity per share increased to $48.12 at December 31, 2023, compared to $42.59 a year ago.

•	Tangible common shareholders’ equity per share (non-GAAP) increased 12% to $37.09 at December 31, 2023, compared to $31.41 a year ago.

Banner reports its financial results in accordance with general accepted accounting principles in the United States (“GAAP”). However, management uses both GAAP and non-GAAP financial measures as it believes the additional non-GAAP measures can provide useful and comparative information – for example, to assess trends in Banner’s core operations. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. A reconciliation of these non-GAAP financial measures can be found beginning on page 41 of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC or, to the extent such measures are not included in the Form 10-K, in relevant footnotes within this Proxy Statement. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies.

2023 Executive Compensation. Our executive compensation program is designed to encourage and reward sustainable growth in company value while prudently managing risk and aligning the interests of our executives with those of our shareholders. The structure of our program has been important in support of our growth objectives and the critical need to keep our most senior leaders focused on the execution of our business strategy. Our executive compensation program focuses primarily on three components: base salary, short-term incentive compensation and long-term incentive compensation. The pay-for-performance and governance principles that guide our program were fundamental to the compensation decisions made by the Compensation and Human Capital Committee for 2023, as further detailed in the “What Guides Our Program” section below.

Results of Shareholder Vote on Executive Compensation. On an annual basis, our shareholders have the opportunity to vote to approve executive compensation, commonly known as a say-on-pay proposal. At the 2023 annual meeting of shareholders, the resolution was approved by more than 96% of the shares present for purposes of voting on executive compensation. The Board and the Compensation and Human Capital Committee considered the affirmative vote of the shareholders on

36	BANNER CORPORATION 2024 PROXY STATEMENT

Compensation Discussion and Analysis | Executive Summary

the say-on-pay resolution at last year’s annual meeting as additional confirmation that our existing executive compensation practices were reasonable and aligned with the interests of our shareholders.

Executive Compensation Practices. We are committed to strong compensation governance and continually monitor the evolution of best compensation practices. Key practices incorporated into our program are reflected below.

What We Do	What We Don’t Do

Regular review of pay versus performance

•  Ongoing review by the Compensation and Human Capital Committee

•  Includes both absolute and relative assessment

•  Involves use of compensation benchmarking peer group (see “Peer Group” section)

Rigorous and diversified performance metrics

•  Annual review by the Compensation and Human Capital Committee

•  Measurable goals established for both annual and long-term incentive awards

•  Goals are diversified and rigorous but attainable

Clawback of compensation

•  The Executive and Long-term Incentive Plans both provide that incentive awards are subject to clawback if Banner is required to prepare an accounting restatement due to error, omission or fraud

Use of double-triggers

•  Change-in-control severance arrangements and accelerated vesting on equity awards require double-trigger for benefit eligibility

•  Change-in-control will not automatically entitle an executive to severance benefits or acceleration of vesting in outstanding equity awards

•  Second trigger involves executive’s loss of job, significant adverse change to employment terms and conditions, or denial of continuation or replacement of outstanding unvested awards by the acquiring company

Review of Committee charter

•  The Compensation and Human Capital Committee reviews its charter annually to incorporate best-in-class compensation oversight practices

Independent compensation consultant

•  The Compensation and Human Capital Committee engages an independent compensation consultant for advice

No repricing or cash buyouts of underwater stock options or stock appreciation rights

•  Exercise prices may not be reduced

•  Outstanding awards may not be replaced with stock options or stock appreciation rights with a lower exercise price except in limited circumstances or with shareholder approval

•  Buyouts of underwater stock options or stock appreciation rights are not permitted

No excessive perquisites

•  Limited executive perquisites consistent with the practices of our peer group and other comparable financial institutions

No tax gross-ups

•  Parachute excise tax reimbursements and gross-ups will not be provided upon a change-in-control

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Compensation Discussion and Analysis | What Guides Our Program

What Guides Our Program

Objectives and Overview of the Executive Compensation Program. Our executive compensation program is designed to establish an appropriate relationship between executive pay and Banner’s annual and long-term performance, to reflect the attainment of short-and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers, and to align the interests of management and shareholders.

PRINCIPLES UNDERLYING OUR EXECUTIVE COMPENSATION POLICIES

•	Attract and retain key executives who are vital to our long-term success and are of the highest caliber

•	Provide levels of compensation competitive with those offered throughout the financial industry and consistent with our level of performance, complexity and asset size

•	Motivate executives to enhance long-term shareholder value by granting awards tied to the value of our common stock

•	Integrate the compensation program with our annual and long-term strategic planning and performance measurement processes

•

Develop, execute and govern all incentive compensation plans to discourage imprudent or excessive risk-taking and balance financial reward in a manner that supports Banner and its clients, employees and shareholders

The Compensation and Human Capital Committee considers a variety of objective and subjective factors in determining the compensation package for individual executives including: (1) the performance of Banner as a whole, with emphasis on annual performance factors and long-term objectives; (2) the responsibilities assigned to each executive; and (3) the performance of each executive of assigned responsibilities as measured by the progress of Banner during the year. Line of business results are also considered for relevant executives, as described below in the “Short-term Incentive Compensation” section.

Target Total Direct Compensation. A significant portion of total compensation opportunity for our executives is performance-based, with goals focused on growing sustainable company value while prudently managing risk. Performance-based pay comprised 54% of our Chief Executive Officer’s target total direct compensation opportunity in 2023 and an average of 41% for the other named executive officers. The following chart provides a summary.

CEO TARGET COMPENSATION MIX	OTHER NEO TARGET COMPENSATION MIX (AVERAGE)

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Compensation Discussion and Analysis | What Guides Our Program

Compensation Governance. The Compensation and Human Capital Committee of the Banner Board of Directors is responsible for setting the policies and compensation levels for Banner directors, officers and employees, while the Compensation and Human Capital Committee of the Banner Bank Board of Directors is responsible for setting the policies and compensation levels for Banner Bank directors, officers and employees. Banner Bank is the primary subsidiary of Banner. Each Committee is responsible for evaluating the performance of the Chief Executive Officer, while the Chief Executive Officer evaluates the performance of other executive officers and makes recommendations to the appropriate Committee regarding compensation levels. The Chief Executive Officer is not permitted to attend Committee meetings during any voting or deliberations regarding his compensation.

Use of Compensation Consultants. From time to time, Banner’s Compensation and Human Capital Committee engages outside advisors to assist the Committee with its responsibilities. The Committee has engaged Pearl Meyer & Partners (Pearl Meyer), an independent consulting firm, to serve as the independent consultant to the Committee regarding executive and director compensation matters. The Compensation and Human Capital Committee conducted a competitive request for proposals from independent compensation consultants in 2023. Following a rigorous evaluation process, the Committee determined to continue its relationship with Pearl Meyer.

Pearl Meyer is retained by, and reports directly to, the Committee, and provided no other services to Banner in 2023. Based on standards promulgated by the SEC and Nasdaq to assess compensation advisor independence, as well as the analysis conducted by Pearl Meyer in its independence review, the Compensation and Human Capital Committee has concluded that Pearl Meyer is an independent and conflict-free advisor to the Committee.

Compensation Benchmarking and the Role of the Peer Group. The Compensation and Human Capital Committee uses comparative executive compensation data publicly available from a designated peer group of companies in combination with executive compensation survey data to evaluate the competitiveness of Banner’s executive compensation program. The Committee’s objective is to set total target compensation and benefit levels within the median range of market pay and benefit levels. Total compensation opportunities are intended to be consistent with market practices as established by the peer group described below to help Banner attract and retain talented executives and incentivize them to produce superior long-term shareholder returns.

The Compensation and Human Capital Committee reviews market compensation levels to determine whether total target compensation for our executive officers remains in the market median pay range and makes adjustments when appropriate. This assessment includes evaluation of base salary, annual incentive opportunities and long-term incentives. In addition, the Committee reviews other items of compensation and total rewards such as health benefits and retirement benefits in comparison to market. The Committee also reviews the competitive performance of Banner’s peers to help establish performance targets for incentive plans and to assess appropriate payout levels for performance. In analyzing this information, the Committee compares the pay of individual executives if it believes the positions are sufficiently similar to make meaningful comparisons and considers each executive’s level of responsibility, prior experience, job performance, contribution to Banner’s success and results achieved.

When establishing base salaries and target pay opportunities for our named executive officers for 2023, the Compensation and Human Capital Committee in June 2022 reviewed competitive market data prepared by Pearl Meyer based on the 2022 peer group, which consisted of 19 financial institutions headquartered throughout the United States, ranging in total assets from approximately $12 billion to

BANNER CORPORATION 2024 PROXY STATEMENT	39

Compensation Discussion and Analysis | 2023 Compensation Program Decisions in Detail

$26 billion as of December 31, 2021. Each year the Compensation and Human Capital Committee, working with its independent compensation consultant, reviews the composition of the peer group and determines when changes should be made. The 2023 peer group was adjusted to include one additional company meeting the desired size or business model criteria, resulting in 20 financial institutions ranging in total assets from approximately $12 billion to $32 billion as of December 31, 2022. In addition to providing benchmark data for the Committee’s consideration when establishing our named executive officers’ base salaries and target pay opportunities for 2024, the 2023 peer group is used for purposes of calculating relative performance under the 2023 Executive Incentive Plan described below. The members of our 2022 and 2023 peer groups are as follows:

Ameris Bancorp	Home BancShares, Inc.
Atlantic Union Bankshares Corporation	Independent Bank Group, Inc.
CVB Financial Corp.	NBT Bancorp Inc.
FB Financial Corporation*	Pacific Premier Bancorp, Inc.
First Busey Corporation	Renasant Corporation
First Financial Bancorp	Sandy Spring Bancorp, Inc.
First Interstate BancSystem, Inc.	Simmons First National Corporation
First Merchants Corporation	Trustmark Corporation
Glacier Bancorp, Inc.	United Community Banks, Inc.
Heartland Financial USA, Inc.	WesBanco, Inc.
*	Added to peer group in 2023

2023 Compensation Program Decisions in Detail

In forming the total compensation package for our named executive officers, the Compensation and Human Capital Committees focus primarily on the following three components:

Base Salary	Short-Term Incentive Compensation	Long-Term Incentive Compensation

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Compensation Discussion and Analysis | 2023 Compensation Program Decisions in Detail

Base Salary. The salary levels of named executive officers are designed to be competitive within the banking and financial services industries. The Compensation and Human Capital Committees take a number of factors into account when setting the base salaries of the named executive officers. These factors include peer data provided by compensation consultants, the officer’s level of experience, the responsibilities assigned to the officer, the officer’s performance during the previous year, and Banner’s overall financial health. In 2023, the named executive officers other than Mr. Butterfield received increases consistent with general staff salary increases for the year. Mr. Butterfield’s increase was as a result of his promotion to Chief Financial Officer of Banner Bank effective April 2023 and of Banner Corporation effective October 2023.

Named Executive Officer	2022 Base Salary	2023 Base Salary ($)	% Increase

Mark J. Grescovich	869,456	899,887	3.50%

Robert G. Butterfield	274,695	415,000	51.08%

Cynthia D. Purcell	425,000	439,875	3.50%

James M. Costa	410,000	424,350	3.50%

James P. G. McLean	335,000	346,725	3.50%

Peter J. Conner	465,000	481,275	3.50%

Incentive Compensation. The Compensation and Human Capital Committee believes that performance-based pay opportunities and stock ownership by our officers are significant factors in aligning the interests of the officers with those of shareholders. Awards granted under our incentive plans are determined based upon the officers’ level of responsibility and expected contributions to Banner and Banner Bank as judged by the Compensation and Human Capital Committee and the Board of Directors. The Compensation and Human Capital Committee considers a number of factors in granting awards. These factors differ from year to year but are fundamentally driven by the Committee’s view on what is necessary to most effectively support Banner’s business and leadership strategies.

Short-term Incentive Compensation. The Compensation and Human Capital Committee adopted criteria and rules for awarding and paying annual incentive payments to the named executive officers, as set forth in the Banner Corporation 2023 Executive Incentive Plan (“Executive Incentive Plan”). The purpose of the Executive Incentive Plan is to reward executives for their contributions to the performance and success of Banner and Banner Bank. Each participant is assigned a target award opportunity, which is expressed as a percentage of base salary, and a range of payout opportunities from 0% up to 150% of the target incentive. Awards are determined based on a weighted combination of corporate goals, individual performance goals and, where applicable, line of business goals. These goals and weightings, with the exception of those for the Chief Executive Officer, are established and proposed by the Chief Executive Officer, subject to the approval of the Compensation and Human Capital Committee. The weighted combination of corporate and individual performance goals for the Chief Executive Officer is determined by the Compensation and Human Capital Committee.

The annual incentive opportunities for the named executive officers, expressed as a percentage of base salary earned during 2023, were as follows:

Executive	Below Threshold	Threshold (50%)	Target (100%)	Stretch/Max (150%)

Chief Executive Officer	0%	50%	100%	150%

Other Named Executive Officers	0%	25-32.5%	50-65%	75-97.5%

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Compensation Discussion and Analysis | 2023 Compensation Program Decisions in Detail

For 2023, corporate goals were weighted 80% and individual goals were weighted 20% for Executive Incentive Plan participants whose opportunities do not include a line of business component. For those Executive Incentive Plan participants whose incentive opportunities include a line of business component, corporate goals were weighted 70%, line of business goals were weighted 20% and individual goals were weighted 10%.

The portion of the Executive Incentive Plan award tied to corporate performance is based on relative and absolute performance measures. If Banner’s financial performance relative to its peer group of financial institutions (see the “Compensation Benchmarking and the Role of the Peer Group” section above) is below the 25th percentile, the payout associated with that measure will not exceed the target payout, regardless of absolute performance, unless the Compensation and Human Capital Committee exercises discretion to waive the threshold requirement. For 2023, the Compensation and Human Capital Committee approved the following corporate performance measures for the named executive officers:

Performance Measure(1)				Weighting (CEO and Non-Line of Business Executive)	Weighting (Line of Business Executive)
	Threshold	Target	Stretch

Absolute Performance Goals

Pretax Pre-provision (“PTPP”) Return on Average Assets (2)	1.48%	2.00%	2.20%	30%	20%

Efficiency Ratio (3)	61.70%	54.43%	52.09%	25%	25%

Total Operating Revenue (4)	$604.5 million	$685.3 million	$716.1 million	15%	15%

Line of Business PTPP ROA – Community Banking (5)	2.77%	3.35%	3.42%	n/a	10%

Line of Business PTPP ROA – Commercial Real Estate (5)	1.43%	1.69%	1.79%	n/a	10%

Line of Business Efficiency Ratio – Community Banking (6)	28.44%	23.21%	22.43%	n/a	10%

Line of Business Efficiency Ratio – Commercial Real Estate (6)	45.19%	35.94	32.49%	n/a	10%

Performance Goal Relative to Peer Banks

Ratio of Non-performing Assets to Total Assets (%) (7)	25th percentile	50th percentile	75th percentile	10%	10%

Payout as a Percentage of Target	50%	100%	150%
(1)

In March 2023, the Compensation and Human Capital Committee selected the participants under the Executive Incentive Plan and established performance goals for all participants. The Community Banking and Commercial Banking Group line of business performance targets were adjusted in February 2024 to appropriately reflect organizational and business model changes that occurred over the course of 2023.

(2)	Defined as net income before taxes and prior to provision for credit losses, excluding foreclosed property expense, and amortization of intangibles, adjusted to remove realized gains/(losses) on

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Compensation Discussion and Analysis | 2023 Compensation Program Decisions in Detail

securities, nonrecurring items and trading account income (as identified by S&P Global Market Intelligence) and Washington B&O tax expenses, divided by Average Total Assets.
(3)

Efficiency Ratio reflected in the table above and used for compensation decisions is a non-GAAP financial measure defined as noninterest expense before foreclosed property expense, amortization of intangibles, goodwill impairments and Washington B&O tax expenses as a percent of net interest income and noninterest revenues, excluding realized gains/(losses) on securities, nonrecurring items, and trading account income (as identified by S&P Global Market Intelligence). This ratio may exclude certain nonrecurring expense items that would not be excluded when calculating the Efficiency Ratio pursuant to GAAP. The Efficiency Ratio used for purposes of the compensation decisions reflected in this Proxy Statement is based on the Adjusted Efficiency Ratio described in Banner’s Annual Report on Form 10-K for the year ended December 31, 2023 as a non-GAAP measure, with an immaterial internal reclassification adjustment relating to the loss on an asset disposition in an interim quarter (see the Annex to this Proxy Statement for reconciliation of this non-GAAP financial measure to the related GAAP financial measure).

(4)

Defined as net interest income plus non-interest income, adjusted to remove trading account income (as identified by S&P Global Market Intelligence); Total Operating Revenue does not include realized gains/(losses) on securities or nonrecurring revenue (see the Annex to this Proxy Statement for reconciliation of this non-GAAP financial measure to the related GAAP financial measure).

(5)

Defined as Pretax, Pre-provision, Pre-allocated Return on Average Assets (ROAA) for the respective business line, determined based on income before income taxes (including Washington B&O tax expenses), excluding provision for loan losses, foreclosed property expense and amortization of intangibles, nonrecurring items as determined by the finance group, and realized gains/(losses) on securities. The Community Banking line of business metric was used for Ms. Purcell’s incentive plan performance calculation; and the Commercial Real Estate line of business metric was used for Mr. McLean’s calculation.

(6)

Defined as noninterest expense before foreclosed property expense, amortization of intangibles, and goodwill impairments as a percent of net interest income and noninterest revenues, excluding realized gains/(losses) on securities, nonrecurring items, trading account income (as identified by S&P Global Market Intelligence) and Washington B&O tax expenses for the respective business line.

(7)	Defined as nonaccrual loans and leases, renegotiated loans and leases, and real estate owned as a percentage of total assets, as of December 31, 2023, as reported by S&P Global Market Intelligence.

Individual performance goals are established toward the beginning of each plan year. An executive’s individual and line of business goals may relate to responsibilities, projects and initiatives specific to the executive’s business or function that are not covered in the corporate performance measurements, and may include areas such as: efficiency initiatives; succession planning; DEI; ESG; merger and acquisition and related integration activities; and new software or program implementation.

The Compensation and Human Capital Committee has the discretion to adjust awards as needed to reflect the business environment and market conditions that may affect Banner’s performance and incentive plan funding, or to waive, change or amend any of the Plan provisions as it deems appropriate.

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Compensation Discussion and Analysis | 2023 Compensation Program Decisions in Detail

2023 Executive Incentive Plan Results. The following table summarizes Banner’s performance and resulting payouts associated with the line of business and corporate goals for 2023.

Absolute Performance Measure	Performance Achieved	Payout Earned as a % of Target

Pretax Pre-provision Return on Average Assets (“PTPP ROA”)	1.74%	75%

Efficiency Ratio	57.91%	76.07%

Total Operating Revenue ($ in thousands)	$644,151	74.51%

Line of Business PTPP ROA – Community Banking (1)	3.16%	84.30%

Line of Business PTPP ROA – Commercial Real Estate (1)	1.78%	148.39%	(2)

Line of Business Efficiency Ratio – Community Banking (1)	24.88%	84.06%

Line of Business Efficiency Ratio – Commercial Real Estate (1)	32.19%	150%	(3)

Relative Performance Measure

Ratio of Non-performing Assets to Total Assets (4)	80th percentile	150%
(1)	The Community Banking line of business metric was used for Ms. Purcell’s incentive plan performance; and the Commercial Real Estate line of business metric was used for Mr. McLean’s calculation.
(2)	Performance on this metric exceeded the target goal, qualifying for payout at the calculated level.
(3)	Performance on this metric exceeded the stretch goal, but payout was capped at 150% of target per the terms of the Executive Incentive Plan.
(4)	For relative performance purposes, performance is compared to peers as of December 31, 2023 as reported by S&P Global Market Intelligence.

The Compensation and Human Capital Committee awarded Mr. Grescovich with a payout for 2023 individual goal performance equal to $143,682 (80% of target). In determining the payout for Mr. Grescovich, the Committee recognized his attention to corporate financial performance relative to peers as well as succession planning. Evaluation of 2023 performance against individual goals for the other named executive officers resulted in the following percentages of target payout: 110% for Mr. Butterfield, 106% for Ms. Purcell, 110% for Mr. Costa, 128% for Mr. McLean and 100% for Mr. Conner. The above-target payouts for Ms. Purcell, Mr. Costa and Mr. McLean recognized leadership in relation to the Banner Forward initiative, achievements in developing our ESG program and solid results related to line of business financial metrics, respectively. Ms. Purcell’s and Mr. Costa’s payouts also reflect their leadership through industry volatility and market uncertainty during 2023. Mr. Butterfield’s above-target payout reflects his management during the market volatility triggered in March 2023 by the failure of Silicon Valley Bank and other financial institutions, as well as rapid interest rate hikes and expectations for higher liquidity in financial institutions’ balance sheets during the remainder of 2023.

44	BANNER CORPORATION 2024 PROXY STATEMENT

Compensation Discussion and Analysis | 2023 Compensation Program Decisions in Detail

The named executive officers earned total annual incentive payouts between 78% and 102% of target opportunity for performance during 2023, as summarized below.

	2023 Executive Incentive Plan Results
Name	Target Bonus (% of Base Salary)	Target Bonus Amount ($)	Payout for Corporate Achievement ($)	Payout for Line of Business Achievement ($)	Payout for Individual Performance ($)	Total Incentive Payout ($)	Total Incentive Payout (% of Target)

Mark J. Grescovich	100%	899,887	604,877	N/A	143,682	748,560	83%

Robert G. Butterfield	60%	249,000	149,763	N/A	48,672	198,434	80%

Cynthia D. Purcell	65%	285,919	170,893	47,798	30,094	248,785	87%

James M. Costa	50%	212,175	142,618	N/A	46,771	189,389	89%

James P. G. McLean	50%	173,363	103,619	51,365	21,948	176,932	102%

Peter J. Conner	65%	312,829	188,213	N/A	55,607	243,820	78%

Please see the discussion beginning on page 41 for more information regarding the Executive Incentive Plan.

Long-term Incentive Compensation. Our shareholders have approved the 2014 Omnibus Incentive Plan, the 2018 Omnibus Incentive Plan and the 2023 Omnibus Incentive Plan. These plans provide for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and other cash awards. The Omnibus Incentive Plans are intended to provide us flexibility in our ability to attract, motivate and retain the services of employees and directors upon whose judgment, interest and special effort we depend. We are currently granting awards under the 2014 Omnibus Incentive Plan to the extent sufficient awards remain available for relevant grants, as well as granting awards under the 2018 Omnibus Incentive Plan. The 2023 Omnibus Incentive Plan is strongly focused on pay for performance principles. It emphasizes compensation opportunities that reward our employees and directors when they deliver targeted financial results. Through equity incentives and performance-based compensation, the 2023 Omnibus Incentive Plan also serves to ensure the continuing alignment of the interests of our employees and directors with those of Banner shareholders and the long-term interests of Banner.

In March 2023, the Committee determined to grant both time-based and performance-based awards to each of the named executive officers.

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Compensation Discussion and Analysis | 2023 Compensation Program Decisions in Detail

The Compensation and Human Capital Committee approved target long-term incentive awards expressed as a percentage of base salary which were subsequently denominated in shares based on the average of the closing prices of Banner’s stock on the ten days prior to the date of grant. Target awards for 2023 were allocated between time-based restricted stock units and performance units, illustrated below as a percentage of base salary:

Executive	Total Target Stock-based Award as % of Salary	Time-based Restricted Stock Units as % of Salary	Performance Units as % of Salary

Chief Executive Officer	130%	52%	78%

Other Named Executive Officers	60-80% (1)	30-40% (1)	30-40% (1)
(1)

The target stock-based award for other named executive officers was 80%, except for Mr. McLean whose target was 60%. Mr. McLean’s target varied from other named executive officers due to competitive practices for similar roles. The target award for other named executive officers was split evenly between time-based and performance units.

The time-based restricted stock units vest ratably on an annual basis over a three-year period, which begins on the grant date of April 3, 2023 and ends on the third anniversary of the grant date. Awards of performance-based restricted stock units (“performance units”) are contingent on attaining pre-established three-year performance goals. The Compensation and Human Capital Committee reviews and approves goals in consultation with management and establishes threshold, target and stretch performance levels and associated payouts. At the end of the performance cycle, resulting payouts are determined based on Banner’s performance relative to the peer financial institutions. The Grants of Plan-Based Awards Table on page 53 provides additional detail relating to the 2023 restricted stock unit awards for the named executive officers.

Recipients of time-based restricted stock units and/or performance units accumulate dividend equivalents during the restriction period but are only entitled to these dividend equivalents as and when the shares to which the dividend equivalents are attributable become vested. Recipients of time-based restricted stock units and/or performance units do not have the power to vote unvested units. If Banner is required to prepare an accounting restatement due to error, omission or fraud, executive officers may be required to reimburse Banner for part or all of the incentive award made to the officer on the basis of having met or exceeded specific targets for performance periods. The Compensation and Human Capital Committee has the discretion to adjust awards as needed to reflect the business environment and market conditions that may affect Banner’s performance and incentive plan funding.

Performance Units for the 2023-25 Performance Cycle. For the awards made in 2023, the Committee approved the following corporate performance measures, weightings and relative performance goals:

		Relative Performance Percentile Ranking (1)

Performance Measure	Weighting	Threshold	Target	Stretch

Return on Average Tangible Common Equity (ROATCE) (2)	50%	25th	50th	75th

Total Shareholder Return (TSR) (3)(4)	50%	25th	50th	75th

Payout as a Percentage of Target		50%	100%	150%
(1)

Peer companies for the 2023-25 performance cycle consist of all U.S. commercial banks (or their holding companies) traded on Nasdaq, NYSE or NYSE American over the entire performance cycle with total assets between 50% and 200% of Banner’s total assets as of December 31, 2025.

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Compensation Discussion and Analysis | 2023 Compensation Program Decisions in Detail

(2)

Net income before amortization of intangibles and goodwill (tax-adjusted), divided by average tangible common equity; the measure used for relative comparisons will be an average of the calculated results for the years 2023, 2024 and 2025, each determined separately.

(3)	TSR from January 1, 2023 through December 31, 2025, assuming that dividends paid during the period are reinvested in the respective company’s shares on the ex-dividend date.
(4)

In the event that Banner’s absolute TSR result for the performance cycle is negative, vesting will be limited to 100% of target for this metric, regardless of Banner’s relative performance percentile ranking.

Performance Units for the 2021-23 Performance Cycle. For the units granted in 2021, the Committee approved the following corporate performance measures, weightings and relative performance goals:

		Relative Performance Percentile Ranking (1)

Performance Measure	Weighting	Threshold	Target	Stretch

Return on Average Tangible Common Equity (ROATCE) (2)	50%	25th	50th	75th

Total Shareholder Return (TSR) (3)	50%	25th	50th	75th

Payout as a Percentage of Target		50%	100%	150%
(1)

Peer companies for the 2021-23 performance cycle consisted of all U.S. commercial banks (or their holding companies) traded on Nasdaq, NYSE or NYSE American over the entire performance cycle with total assets between 50% and 200% of Banner’s total assets as of December 31, 2023.

(2)

Net income prior to amortization of intangibles and goodwill (tax-adjusted), divided by average tangible common equity, from January 1, 2021 through December 31, 2023; the measure used for relative comparisons will be an average of the calculated ROATCE for the calendar years 2021, 2022 and 2023, each determined separately.

(3)	TSR from January 1, 2021 through December 31, 2023; this measure was calculated assuming that dividends during the period were reinvested in each company’s respective shares on the ex-dividend date.

Results for the units granted in 2021 were as follows:

	2021-23 Long-term Incentive Plan – Performance Units Results (1)
Performance Metric	2021-23 Performance Result	Percentile Ranking Relative to Peer Group	Payout Allocation as % of Target	Metric Weighting	Weighted Payout as % of Target

Return on Average Tangible Common Equity (ROATCE)	16.62%	70th	140%	50%	70%

Total Shareholder Return (TSR)	26.70%	57th	114%	50%	57%
(1)	2021 Long-term Incentive Plan Results as of December 31, 2023.

Performance units granted in 2021 for the 2021-23 performance cycle vested at 127% of target. The required minimum threshold performance level was the 25th percentile for both performance measures. Please see the discussion beginning on page 45 for more information.

BANNER CORPORATION 2024 PROXY STATEMENT	47

Compensation Discussion and Analysis | Other Practices, Policies and Guidelines

Other Practices, Policies and Guidelines

Stock Ownership Guidelines. Directors and executive officers are required to own shares of Banner’s common stock equal to a multiple of the relevant individual’s base salary or annual cash retainer. Directors and executives are permitted to meet the ownership guidelines over time and are restricted from divesting shares until the requisite ownership level is met.

Clawback Policy. In the event Banner is required to prepare an accounting restatement due to error, omission or fraud, each executive officer must reimburse the Bank for part or the entire incentive award made to that executive officer on the basis of having met or exceeded specific targets for performance periods. The Bank may seek to reclaim incentives within a three-year period of the incentive payout. Additionally, in the event any incentive compensation is paid to a plan participant based upon performance results or other criteria that are deemed materially inaccurate, manipulated, or fraudulent in nature, that compensation was not earned by the plan participant and Banner Bank may recover such amounts paid. Banner Bank has the right to offset the amount of the unearned incentive compensation against any current or future amounts due the plan participant, including, but not limited to, salary, bonus, incentive compensation, severance, deferred compensation or any other funds payable to the plan participant by Banner Bank.

In addition, Banner adopted a Compensation Recovery Policy, effective December 1, 2023, that is designed to comply with Nasdaq’s listing standards responsive to the SEC’s final rules regarding executive compensation clawback policies and related disclosure requirements. Banner’s Compensation Recovery Policy mandates the recovery of erroneously awarded incentive-based compensation received by executive officers during the three-year period preceding the date on which Banner is required to prepare a restatement. This is in addition to the clawback provision that already existed in our executive incentive plans, and each participant in these plans has acknowledged and agreed in writing that as a condition to receipt of incentive compensation, the plan participant shall, to the extent applicable to such plan participant, comply with the terms of Banner’s Compensation Recovery Policy. Any right of recovery under Banner’s Compensation Recovery Policy is in addition to, and not in lieu of, any other remedies or rights of recovery that may be available to Banner under applicable law, regulation or rule or pursuant to the terms of the relevant executive incentive plan.

Insider Trading Policy. The Board of Directors has also adopted a policy governing trading in Banner’s securities by our directors and officers. This wide-ranging policy covers permissible timing of trades, as well as prohibitions on trades. In particular, the policy prohibits short sales, transaction in publicly-traded options and other types of hedging transactions. The policy also prohibits holding Banner securities in margin accounts or pledging Banner securities for any purpose, with the exception of pledges in effect before the policy was adopted.

Change-in-Control Agreements. We have entered into employment agreements with change-in-control provisions with Mr. Grescovich and Ms. Purcell, and we established the Executive Severance and Change in Control Plan for certain executive employees, to encourage their full attention and dedication in the event of a change-in-control of Banner, and to provide them with reasonable compensation and benefits in the event of a change-in-control and a subsequent loss of employment. See “Executive Compensation—Potential Payments upon Termination or Change-in-Control” for more information.

48	BANNER CORPORATION 2024 PROXY STATEMENT

Compensation Discussion and Analysis | Other Practices, Policies and Guidelines

General Benefits and Perquisites.

Our named executive officers receive the same benefits as our salaried employees generally, including medical and dental benefits, group term life insurance, and short-and long-term disability protection. Our executive officers are also eligible for certain limited executive perquisites consistent with the practices of our peer group and other comparable financial institutions. See “Executive Compensation—Employment Agreements and Perquisites” for more information.

Retirement Benefits.

•

401(k) Profit Sharing Plan. We provide a 401(k) profit sharing plan. The Board of Directors has appointed an administrative committee of Banner Bank officers to administer the 401(k) plan, and the named executive officers participate in this plan. On an annual basis, the Board of Directors establishes the level of employer contributions to the 401(k) plan, which applies to all eligible participants including the named executive officers. In 2023, we matched participants’ contributions into the 401(k) plan up to four percent of eligible earnings for each payroll period.

•

Nonqualified Deferred Compensation Plan. We have adopted deferred compensation plans which allow executive officers of Banner to defer all or part of their cash compensation or non-qualified stock options until retirement. See “Executive Compensation – Nonqualified Deferred Compensation” for more information.

Compensation Risk Management.

We strive to align incentives with the risk and performance frameworks of the Company. The Company’s “pay for performance” philosophy connects individual, operating unit and Company results to compensation, providing employees with opportunities to share in the Company’s overall growth and success. We develop, execute and govern all incentive compensation plans to discourage imprudent or excessive risk-taking and balance financial reward in a manner that supports our clients, employees and Company.

To support our compensation risk management efforts, we perform an annual formal risk assessment of each of our incentive compensation plans. The risk assessments encompass overall program administration, compensation structure, plan design, performance metrics, termination provisions and regulatory compliance. The risk assessments are presented to the Board’s Compensation and Human Capital Committee and its Risk Committee.

Tax and Accounting Considerations. We have historically structured incentive compensation arrangements with a view toward qualifying them as performance-based compensation exempt from the deduction limitations under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), although we have viewed and continue to view the availability of a tax deduction as only one relevant consideration. The Compensation and Human Capital Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success.

Federal tax legislation enacted in December 2017 eliminated the Section 162(m) performance-based compensation exemption prospectively and made other changes to Section 162(m), but with a transition rule that preserved the performance-based compensation exemption for certain arrangements and awards in place as of November 2, 2017. Going forward, in those instances in which the limitations on deductibility under Section 162(m) conflict with our executive compensation philosophy and objectives or with what the Compensation and Human Capital Committee believes to

BANNER CORPORATION 2024 PROXY STATEMENT	49

Compensation Discussion and Analysis | Compensation and Human Capital Committee Report

be in the best interests of the shareholders, the Committee may authorize compensation which is not fully deductible for any given year. Therefore, it is anticipated that Section 162(m) will result in a portion of compensation not being deductible for the 2023 tax year and beyond.

Compensation and Human Capital Committee Report

The Compensation and Human Capital Committee of Banner’s Board of Directors has submitted the following report for inclusion in this Proxy Statement:

The Compensation and Human Capital Committee has reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Committee’s discussion with management, the Compensation and Human Capital Committee recommended that the Board of Directors approve and include the Compensation Discussion and Analysis in this Proxy Statement.

The foregoing report is provided by the following directors, who constitute the Committee as of December 31, 2023:

The Compensation and Human Capital Committee

Ellen R. M. Boyer, Chair

Connie R. Collingsworth

Margot J. Copeland

Roberto R. Herencia

Kevin F. Riordan

50	BANNER CORPORATION 2024 PROXY STATEMENT

Executive Compensation | Summary Compensation Table

Executive Compensation

Summary Compensation Table

The following table presents information regarding compensation for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (3)		All Other Compensation ($) (4)	Total ($)

Mark J. Grescovich President and Chief Executive Officer	2023	893,547	—	1,151,711	748,560	—		214,501	3,008,319
	2022	864,179	—	1,079,464	1,073,311	—		106,814	3,123,768
	2021	844,132	—	987,469	669,295	—		118,073	2,618,969

Robert G. Butterfield Executive Vice President and Chief Financial Officer (5)	2023	337,379	—	206,922	198,434	—		54,693	797,428

Cynthia D. Purcell Executive Vice President and Chief Strategy and Administration Officer	2023	436,776	—	344,836	248,785	404,586	(6)	58,436	1,493,420
	2022	425,000	—	333,949	405,977	503,226	(6)	35,928	1,704,080
	2021	371,030	—	290,574	199,076	104,677	(6)	37,292	1,002,649

James M. Costa (7) Executive Vice President and Chief Risk Officer	2023	421,360	—	332,729	189,389			18,523	962,001
	2022	410,000	—	322,169	297,250	—		14,753	1,044,172

James P. G. McLean Executive Vice President and Real Estate	2023	344,282	—	203,840	176,932	—		40,503	765,557
	2022	325,536	—	170,685	203,037			28,751	728,009
	2021	289,573	25,000	141,729	176,480			30,347	663,129

Peter J. Conner Former Executive Vice President and Chief Financial Officer (8)	2023	427,746		377,303	243,820	—		67,387	1,116,255
	2022	456,100		331,829	427,503	—		40,419	1,255,850
	2021	422,280		330,743	233,753	—		41,278	1,028,054

(1)

Represents the aggregate grant date fair value of awards, computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 1 of the Notes to Consolidated Financial Statements in Banner’s Annual Report on Form 10-K for the year ended December 31, 2023. Includes both time-based and performance-based restricted stock unit awards as described beginning on page 45 of this Proxy Statement under “Long-term Incentive Compensation.” The fair value of the portion of the performance units that is tied to return on average tangible common equity is based on the stock price on the date of grant; the fair value of the portion of the performance units that is tied to total shareholder return is based on a statistical “Monte Carlo simulation” modeling technique that simulates potential stock price movements and all potential outcomes of achievement of the goal. The performance unit awards are reported at the target level of achievement. If the performance unit awards were reported at the maximum level, the 2023 values for performance unit awards- and time-based restricted stock unit awards would have been as follows: for Mr. Grescovich, $1,503,298; for Mr. Butterfield, $259,793; for Ms. Purcell, $432,941; for Mr. Costa $417,741; for Mr. McLean, $255,923; for Mr. Conner, $473,707.

(2)	Cash incentives earned under the Executive Incentive Plan.
(3)	See “Pension Benefits” below for a detailed discussion of the assumptions used to calculate the Change in Pension Value.
(4)	Please see the table below for more information on the other compensation paid to our executive officers in 2023.

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Executive Compensation | Summary Compensation Table

(5)	Mr. Butterfield was appointed effective October 11, 2023. He was not a named executive officer in 2021 or 2022.
(6)	Represents an increase in the value of Ms. Purcell’s SERP of $404,586 for 2023, $503,226 for 2022, and $104,677 for 2021.
(7)	Mr. Costa was not a named executive officer in 2021.
(8)	Mr. Conner retired effective October 10, 2023.

All Other Compensation. The following table sets forth details of “All Other Compensation,” as presented above in the Summary Compensation Table. The amounts reflected constitute contributions by Banner or Banner Bank for 2023.

Name	Employer 401(k) Matching Contribution ($)	Dividends ($) (1) (2)		Life Insurance Premium ($)	Club Dues ($)	Company Car Allowance ($)	Other ($) (3)		Total ($)

Mark J. Grescovich	13,200	175,027	(4)	15,595	4,818	5,562	300		214,501

Robert G. Butterfield	13,200	8,997		—	550	—	31,946	(5)	54,693

Cynthia D. Purcell	13,200	41,814		548	1,680	1,194	—		58,436

James M. Costa	13,200	4,723		—	—	—	600		18,523

James P. G. McLean	13,200	20,437		—	550	6,016	300		40,503

Peter J. Conner	13,200	47,337		—	550	6,000	300		67,387
(1)	Consists of dividends and dividend equivalents accrued and paid in 2023 on restricted stock and restricted stock units.
(2)	Also includes dividends earned and paid in relation to performance unit awards granted in 2020 and disbursed to executives in 2023.
(3)	Includes technology allowance, mobile phone allowance and work from home setup allowance.
(4)	Also includes dividend equivalents on vested but deferred restricted stock units.
(5)	Mr. Butterfield received a payout in the amount of $31,346 for accrued vacation time in connection with his appointment to Chief Financial Officer.

Employment Agreements and Perquisites. We have entered into employment agreements with Mr. Grescovich and Ms. Purcell. The initial term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors or a committee appointed by the Board. The employment agreements were extended on July 1, 2023 for each of these named executive officers. The agreements provide that each executive’s annual base salary is reviewed annually and may be adjusted from time to time to reflect amounts approved by the Board or the Compensation and Human Capital Committees. We had entered into an employment agreement with Mr. Conner, which was terminated in connection with his retirement.

The executives may participate with other executive officers of Banner Bank in such performance-based and discretionary bonuses, and incentive compensation opportunities, if any, as are authorized by the Board or Board committee. The executives also may be eligible to participate in equity or incentive award programs sponsored by Banner Bank. The executives may participate, to the same extent as executive officers of Banner Bank generally, in all Bank plans relating to pension, retirement, thrift, profit-sharing, savings, group or other life insurance, hospitalization, medical and dental coverage, travel and accident insurance, education, cash bonuses, and other retirement or employee benefits. In addition, the executives are entitled to participate in any other fringe benefit plans or perquisites which are generally available to Banner Bank’s executive officers, including but not limited to supplemental retirement, deferred compensation programs, supplemental medical or life insurance plans, club dues and physical examinations. The executives also may be provided an automobile for their business use, monthly club and/or gym membership dues and other employee benefits such as

52	BANNER CORPORATION 2024 PROXY STATEMENT

Executive Compensation | Grants of Plan-Based Awards

vacation and sick leave. The agreements also provide that compensation may be paid in the event of disability, death, involuntary termination or a change in control, as described below under “Potential Payments Upon Termination or Change in Control.”

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards made to our named executive officers for 2023.

		Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock and option awards ($) (3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mark J. Grescovich	4/3/23	449,943	899,887	1,349,830
	4/3/23				6,251	12,502	18,753		703,175
	4/3/23							8,334	448,536

Robert G. Butterfield	4/3/23	124,500	249,000	373,500
	4/3/23				940	1,880	2,820		105,741
	4/3/23							1,880	101,182

Cynthia D. Purcell	4/3/23	142,959	285,919	428,878
	4/3/23				1,567	3,133	4,700		176,216
	4/3/23							3,133	168,618

James M. Costa	4/3/23	106,088	212,175	318,263
	4/3/23				1,512	3,023	4,535		170,029
	4/3/23							3,023	162,698

James P. G. McLean	4/3/23	86,681	173,363	260,044
	4/3/23				926	1,852	2,778		104,166
	4/3/23							1,852	99,675

Peter J. Conner	4/3/23	156,414	312,829	469,243
	4/3/23				1,714	3,428	5,142		192,808
	4/3/23							3,428	184,495

(1)

Represents the potential range of cash incentive awards payable under our 2023 Executive Incentive Plan, based on annual base salary rate. The performance goals and measurements associated with this Plan that generate the awards set forth above are provided in the “Short-term Incentive Compensation” section beginning on page 41.

(2)

Represents the potential range of restricted stock unit awards payable under our 2023 Long-term Incentive Plan subject to performance measurements. The performance goals and measurements associated with this Plan that generate the awards set forth above are provided in the “Long-term Incentive Compensation” section beginning on page 45.

(3)

The fair value of the portion of the performance units that is tied to return on average tangible common equity is based on the stock price on the date of grant at the target performance level. The fair value of the portion of the performance units that is tied to total shareholder return is based on a statistical “Monte Carlo simulation” modeling technique that simulates potential stock price movements and all potential outcomes of achievement of the goal.

BANNER CORPORATION 2024 PROXY STATEMENT	53

Executive Compensation | Outstanding Equity Awards

Outstanding Equity Awards

The following information with respect to outstanding stock awards as of December 31, 2023 is presented for the named executive officers. The named executive officers have no stock option awards outstanding.

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Mark J. Grescovich	15,633	837,303	34,361	1,840,375

Robert G. Butterfield	3,567	191,049	1,880	100,693

Cynthia D. Purcell	5,908	316,432	8,623	461,848

James M. Costa	5,701	305,346	5,758	308,398

James P. G. McLean	3,250	174,070	6,894	369,243

Peter J. Conner	6,314	338,178	9,267	496,341
(1)

Consists of awards of restricted stock on March 26, 2021, March 31, 2022 and April 3, 2023 which vest pro rata over a three-year period from the grant date, with the first one-third vesting one year after the applicable grant date.

(2)	Based on the Banner stock December 30, 2023 closing price of $53.56.
(3)

Consists of awards of restricted stock on March 26, 2021, March 31, 2022 and April 3, 2023 which vest after attainment of performance goals. Number of shares represents performance at the target level.

Option Exercises and Stock Vested

The following table shows the value realized upon vesting of stock awards for our named executive officers in 2023. The named executive officers have no option awards outstanding.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)

Mark J. Grescovich	32,475	1,945,803

Robert G. Butterfield	2,305	125,635

Cynthia D. Purcell	9,079	537,697

James M. Costa	1,765	85,283

James P. G. McLean	4,451	263,496

Peter J. Conner	10,195	604,467
(1)	Reflects fair market value per share as of the vesting date multiplied by the number of shares vesting.

54	BANNER CORPORATION 2024 PROXY STATEMENT

Executive Compensation | Pension Benefits

Pension Benefits

The following information is presented with respect to the nature and value of pension benefits for the named executive officers at December 31, 2023.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

Mark J. Grescovich	N/A	—	—	—

Robert G. Butterfield	N/A	—	—	—

Cynthia D. Purcell	Supplemental Executive Retirement Program	44	4,692,290	—

James M. Costa	N/A	—	—	—

James P. G. McLean	N/A	—	—	—

Peter J. Conner	N/A	—	—	—
(1)

Amounts shown assume normal retirement age as defined in the agreement and an assumed life based on IRS mortality tables for the recipient and recipient’s spouse, with the projected cash flows discounted at 4% to calculate the resulting present value.

Supplemental Executive Retirement Program. We have adopted a supplemental executive retirement program (“SERP”) which is intended to encourage retention by ensuring that participants reach a targeted retirement income, recognizing their value to Banner and rewarding a long-term service commitment. Currently, Ms. Purcell is the only executive officer who participates in the SERP. We do not anticipate adding any new participants to the SERP. Banner Bank has purchased life insurance on Ms. Purcell in an amount sufficient to recover the benefits payable under the SERP upon her death. At termination of employment at or after retirement age and achievement of a service requirement, Ms. Purcell’s annual benefit under the SERP, which may be reduced by certain other retirement benefits, would be computed as a percentage of her final average compensation (as defined in the plan) and her annual years of service (called the “supplemental benefit”). The SERP also provides for payments in the event of Ms. Purcell’s disability or death, or termination in the event of a change in control, all as discussed in further detail below, under “Potential Payments Upon Termination or Change in Control.” Ms. Purcell’s receipt of payments under the SERP are subject to confidentiality and non-competition provisions. Ms. Purcell has the status of an unsecured creditor of Banner Bank with respect to the benefits accrued under the SERP.

BANNER CORPORATION 2024 PROXY STATEMENT	55

Executive Compensation | Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

The following information is presented with respect to plans that provide for the deferral of compensation on a basis that is not tax-qualified in which the named executive officers participated in 2023.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($) (1)

Mark J. Grescovich	—	—	—	—	—

Robert G. Butterfield	73,998	—	26,087	—	184,789

Cynthia D. Purcell	—	—	8,617	—	44,872

James M. Costa	—	—	—	—	—

James P. G. McLean	170,022	—	32,084	—	377,014

Peter J. Conner	—	—	—	—	—
(1)	Includes prior period executive contributions and employer contributions to the deferred compensation plan.

We have adopted deferred compensation plans which allow executive officers of Banner to defer all or part of their cash compensation or non-qualified stock options until retirement. Each executive officer may direct the investment of the deferred compensation toward the purchase of life insurance, Banner common stock, mutual fund-style investments or a stable value account. We have established grantor trusts to hold the common stock and mutual fund-style investments. The assets of the trusts are considered part of our general assets and the executive officers have the status of unsecured creditors of Banner with respect to the trust assets. The deferred compensation agreements provide pre-retirement death and disability benefits in an amount based on the value of the executive officer’s account balance upon the occurrence of either event. At retirement, an executive officer, as previously elected, may receive the balance of his or her account in a lump sum or in annual installments over a period not exceeding ten years. At December 31, 2023, our estimated deferred compensation liability accrual with respect to executive officers under these agreements was $1.83 million.

56	BANNER CORPORATION 2024 PROXY STATEMENT

Executive Compensation | Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

We have entered into agreements with the named executive officers that provide for potential payments upon disability, termination, early retirement, normal retirement and death. In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of December 31, 2023, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

	Death ($)		Disability ($)		Involuntary Termination ($)		Involuntary Termination Following Change in Control ($)		Early Retirement ($)		Normal Retirement ($)
Mark J. Grescovich
Employment Agreement	—		779,887	(1)	3,667,466		6,401,086		—		—
Equity Plans	3,597,866	(2)	3,597,866	(2)	—		3,597,866	(2)	—		—

Robert G. Butterfield
Executive Severance and Change in Control Plan	—		—		664,643		1,577,964		—		—
Equity Plans	342,088	(2)	342,088	(2)	—		342,088	(2)	—		—
Cynthia D. Purcell
Employment Agreement	—		—		1,415,099		2,498,692		—		—
SERP	170,699	(3)	341,399	(3)	341,399	(3)	341,399	(3)	341,399	(3)	341,399	(3)
Equity Plans	1,009,204	(2)	1,009,204	(2)	—		1,009,204	(2)	—		—

James M. Costa
Executive Severance and Change in Control Plan	—		—		669,978		1,535,405		—		—
Equity Plans	767,943	(2)	767,943	(2)	—		767,943	(2)	—		—

James P. G. McLean
Executive Severance and Change in Control Plan	—		—		551,329		1,260,400		—		—

Equity Plans	420,232	(2)	420,232	(2)	—		420,232	(2)	—		—

Peter J. Conner
Employment Agreement	—		—		—		—		—		—
Equity Plans	1,082,689	(2)	1,082,689	(2)	—		1,082,689	(2)	—		—
(1)	Annually through the term of the employment agreement unless the Board exercises an election to discontinue.
(2)

Represents accelerated vesting of restricted stock. Performance-based vesting would be determined based on actual performance; for purposes of this calculation, assumes that all shares vested at the maximum performance level.

(3)	Indicates annual payments.

BANNER CORPORATION 2024 PROXY STATEMENT	57

Executive Compensation | Potential Payments Upon Termination or Change in Control

Employment Agreements. We have entered into employment agreements with Mr. Grescovich and Ms. Purcell that provide for payments in the event of death, disability or termination. In the event of the executive’s death during the term of his or her employment agreement, we will pay to the executive’s estate the compensation due through the last day of the calendar month in which his or her death occurred. The initial term of each agreement may be extended annually for an additional year at the discretion of the Board of Directors or a committee appointed by the Board. The employment agreements were extended on July 1, 2023 for each of these named executive officers. Each executive’s annual base salary is reviewed annually and may be adjusted from time to time to reflect amounts approved by the Board or the Compensation and Human Capital Committee.

Mr. Grescovich’s agreement provides that if he becomes entitled to benefits under the terms of the then-current disability plan, if any, of Banner or Banner Bank or becomes otherwise unable to fulfill his duties under his employment agreement, he shall be entitled to receive such group and other disability benefits as are then provided for executive employees. In the event of his disability, the employment agreement is not suspended, except that (1) the obligation to pay Mr. Grescovich’s salary will be reduced by the amount of disability income benefits he receives and (2) upon a resolution adopted by a majority of the disinterested members of the Board of Directors or the Compensation and Human Capital Committee, Banner or Banner Bank may discontinue payment of his salary beginning six months following a determination that he has become entitled to benefits under the disability plan or otherwise unable to fulfill his duties under his agreement. If Mr. Grescovich’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, and he is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of his death or the sixth month anniversary of his separation from service.

The employment agreement with Ms. Purcell provides that if she becomes disabled or incapacitated to the extent that she is unable to perform the duties of her position, she shall receive short-term disability benefits equal to 100% of her monthly compensation beginning on the 15th day of disability and continuing until the 180th day of disability and long-term disability benefits equal to 66% of monthly salary beginning on the 181st day of disability and continuing until she attains age 65. These benefits will be reduced by the amount of any benefits payable to Ms. Purcell under any other disability program of Banner Bank. The Bank currently provides disability benefits with certain limitations to all full-time employees. In addition, during any period of disability, Ms. Purcell and her dependents shall, to the greatest extent possible, continue to be covered under all executive benefits plans of Banner Bank, including without limitation, its retirement plans, life insurance plan and health insurance plans, as if actively employed by Banner Bank. If Ms. Purcell is disabled for a continuous period exceeding six calendar months, Banner Bank may, at its election, terminate the employment agreement. If Ms. Purcell’s disability does not constitute a disability within the meaning of Section 409A of the Internal Revenue Code, and she is a “specified employee” within the meaning of Section 409A, then disability payments will not begin until the earlier of her death or the sixth month anniversary of her separation from service.

The employment of Mr. Grescovich and Ms. Purcell is terminable at any time for just cause as defined in the agreements. In addition, the employment of an executive may be terminated without just cause, in which case Ms. Purcell’s agreement provides that she would continue to receive (1) base salary over the remaining term and (2) the executive’s group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for the remaining term. Mr. Grescovich’s agreement provides that we must pay him a lump sum equal to two times the sum of (1) his annual salary in effect on the date of termination and (2) any unearned performance-based

58	BANNER CORPORATION 2024 PROXY STATEMENT

Executive Compensation | Potential Payments Upon Termination or Change in Control

bonus based on the target opportunity on the date of termination. We would also be required to pay to him any earned but unpaid performance-based bonus and continue his group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for 24 months after the date of termination.

The employment agreements also provide for benefits in the event of the termination of Mr. Grescovich or Ms. Purcell in connection with a change in control. For Ms. Purcell, if, within six months prior to a change in control or 24 months after a change in control, we (or our acquiror) terminate the executive’s employment or otherwise change the circumstances in which she is employed, or cause a reduction in responsibilities or authority or compensation or other benefits provided under the employment agreement without consent, other than for just cause, the agreements provide that we must pay to the executive and provide her, or her beneficiaries, dependents and estate, with the following: (1) 2.99 times the executive’s base amount as defined in Section 280G of the Internal Revenue Code; and (2) during the period of 36 calendar months beginning with the event of termination, continued coverage under all Banner employee benefit plans as if the executive were still employed during that period under the employment agreement. If Mr. Grescovich’s employment is terminated within 24 months of a change in control, we must pay him a lump sum equal to three times the sum of (1) his annual salary in effect on the date of termination and (2) any unearned performance-based bonus based on the target opportunity on the date of termination. We would also be required to pay to him any earned but unpaid performance-based bonus and continue his group life insurance, hospitalization, medical, dental, prescription drug and other health benefits, and long-term disability insurance for 36 months after the date of termination. The employment agreements limit these payments and do not allow payments of amounts in excess of the limits imposed by Section 280G of the Internal Revenue Code.

Executive Severance and Change in Control Plan. We established the Executive Severance and Change in Control Plan on January 1, 2018 to provide certain executive employees of the Bank with the opportunity to receive severance benefits in connection with certain terminations of employment, including a termination of employment after a change in control of the Banner or Banner Bank. Mr. Butterfield, Mr. Costa and Mr. McLean participate in this plan. The Bank amended and restated the Plan, effective as of July 1, 2023, to update the severance payable upon a termination of employment in connection with a change in control. If, within six months prior to a change in control or 24 months after a change in control (“Covered Period”), we (or our acquiror) terminate the executive’s employment or otherwise change the circumstances in which he or she is employed, or cause a reduction in responsibilities or authority, other than for just cause, the plan provides that we must pay to the executive a lump sum equal to: (1) 2.0 times the executive’s base salary, plus the executive’s target annual cash incentive compensation for the year in which the termination occurs; and (2) a pro-rated annual bonus. During the period of 18 calendar months beginning with the event of termination, we must reimburse the monthly COBRA premium paid by the executive for the executive and his or her eligible dependents until the executive is eligible to receive similar coverage from another employer or is no longer eligible for COBRA continuation coverage. If the termination does not occur within the Covered Period, the plan provides that we must pay to the executive: (1) 1.0 times the executive’s base salary, payable over the one-year period following termination in accordance with the Bank’s normal payroll practices; and (2) during the period of 12 calendar months beginning with the event of termination, reimbursement for monthly COBRA premium paid by the executive for the executive and his or her eligible dependents.

BANNER CORPORATION 2024 PROXY STATEMENT	59

Executive Compensation | Potential Payments Upon Termination or Change in Control

Supplemental Executive Retirement Program. We have adopted a supplemental executive retirement program. Currently, Ms. Purcell is the only executive officer who participates in the SERP. We do not anticipate adding any new participants to the SERP. At termination of employment at or after attaining age 62 and having achieved a service requirement, Ms. Purcell’s annual benefit under the SERP would be computed as the product of 3% her final average compensation (defined as the three calendar years of the Ms. Purcell’s annual cash compensation, including bonuses, which produce the highest average within Ms. Purcell’s final eight full calendar years of employment) and her annual years of service (called the “supplemental benefit”). However, the supplemental benefit would be limited such that the sum of (1) amounts payable from Ms. Purcell’s other retirement benefits from Banner and Banner Bank and (2) the supplemental benefit may not exceed 60% of final average compensation. Payment of the supplemental benefit begins on the first day of the month next following Ms. Purcell’s retirement date and continues monthly for her life, unless Ms. Purcell is a specified employee (as defined in Section 409A of the Internal Revenue Code), in which case payment begins on the first day of the month following the six-month anniversary of her termination of employment.

In the event of Ms. Purcell’s death, her surviving spouse, if any, shall receive a spouse’s supplemental benefit. If the death occurs following her retirement date, the surviving spouse shall be entitled to a spouse’s supplemental benefit, payable for life, equal to 50% of the monthly amount of the supplemental benefit payable to Ms. Purcell prior to her death. If the death occurs while Ms. Purcell is actively employed by Banner or any of its affiliates, the surviving spouse shall receive a spouse’s supplement benefit equal to 50% of the amount she would have received as a supplemental benefit if her retirement date had occurred on the date immediately preceding her death.

The agreement provides that in the event of Ms. Purcell’s involuntary termination of employment on or after the effective date of a change in control, the date of termination shall be treated as her retirement date and she shall be entitled to receive a supplemental benefit. If Ms. Purcell had reached her retirement date, the supplemental benefit would be calculated as described above for normal retirement and if she had not reached her retirement date but had satisfied the years of service requirement, the supplemental benefit would be calculated as described above for early retirement. Benefit payments for Ms. Purcell will be subject to the delayed distribution requirements if she is a specified employee.

The supplemental benefit shall cease to be paid to Ms. Purcell (and rights to the spouse’s supplemental benefit shall terminate) if she (1) discloses material confidential information or trade secrets concerning Banner Bank or any of its subsidiaries without its consent or (2) engages in any activity that is materially damaging to the Bank including engaging in competitive employment during the three-year period beginning on her retirement date.

Equity Plans. Our 2014 Omnibus Incentive Plan, as amended, 2018 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan provide that restricted stock, restricted stock units and performance awards will become fully vested and stock options and stock appreciation rights will become fully exercisable only upon completion of a change in control and involuntary separation from employment (including voluntary separation for good reason) of the recipient during the 12-month period following the effective date of the change in control (known as a “double trigger”). The 2014 Omnibus Incentive Plan, 2018 Omnibus Incentive Plan and 2023 Omnibus Incentive Plan also provide for accelerated vesting of awards if a recipient’s service is terminated as a result of death or disability.

60	BANNER CORPORATION 2024 PROXY STATEMENT

Executive Compensation | Chief Executive Officer Pay Ratio

Chief Executive Officer Pay Ratio

In August 2015 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the SEC adopted Item 402(u) of Regulation S-K, requiring annual disclosure of the ratio of the annual total compensation of the Chief Executive Officer to the median employee’s annual total compensation. For 2023, this information is as follows:

Mr. Grescovich, Chief Executive Officer, annual total compensation:	$3,008,319

Median employee annual total compensation:	$ 71,551

Ratio of Chief Executive Officer to median employee compensation:	42 to 1

We have concluded that it is appropriate to use the median employee from last year’s disclosure for this year’s disclosure. It is our reasonable belief that doing so will not significantly impact the pay ratio disclosure as there has been no material change to the employee population or employee compensation arrangements during the 2023 calendar year. In determining the median employee for last year’s disclosure, we used a listing of all employees, excluding our Chief Executive Officer, as of December 31, 2022. To identify our median employee, we included all elements of total direct compensation (defined as the total value of salaries, commissions, bonuses, and short- and long-term incentives provided regularly and consistently to the employee base) paid in 2022 as our consistently applied compensation measure. The value of long-term incentive awards issued during 2022 was based on the fair market value of the award at the time of grant. Compensation for full-time employees hired during 2022 was annualized.

As a result of the flexibility permitted by Item 402(u), the method we used to determine our median employee may differ from the methods used by our peers, so the ratios may not be comparable.

BANNER CORPORATION 2024 PROXY STATEMENT	61

Executive Compensation |
Pay Versus Performance

Pay Versus Performance
Pay Versus Performance Disclosure.
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Act, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”), as calculated in accordance with the SEC rules and certain performance measures for the fiscal years listed below. For information regarding Banner’s pay-for-performance
philosophy and how Banner aligns executive pay with performance, refer to the “Compensation Discussion and Analysis” (“CD&A”) above.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs (1)	Average Compensation Actually Paid to non-PEO NEOs (3)	Value of Initial Fixed $100 Investment based on (4):		Net Income ($000)	Company- selected Measure: ROATCE (5)
					Total Shareholder Return (TSR)	KRX Index Total Shareholder Return (TSR)
2023	$3,008,319	$2,584,884	$1,026,932	$855,526	$110.82	$115.69	$183,624	16.14%
2022	$3,123,768	$3,296,615	$1,197,095	$1,113,315	$125.86	$116.15	$195,378	17.47%
2021	$2,618,969	$3,388,567	$868,651	$976,064	$117.43	$124.78	$201,048	16.26%
2020	$2,665,471	$2,635,857	$881,251	$853,575	$87.46	$91.32	$115,928	9.95%
(1)	The principal executive officer (“PEO”) for all three years was Mark J. Grescovich. The non-PEO named executive officers (non-PEO NEOs) were as follows:

2023: Robert G. Butterfield, Cynthia D. Purcell, James M. Costa, James P. G. McLean, Peter J. Conner
2022: Peter J. Conner, Cynthia D. Purcell, James M. Costa, M. Kirk Quillin
2021: Peter J. Conner, Cynthia D. Purcell, M. Kirk Quillin, James P. G. McLean, Judith A. Steiner
2020: Peter J. Conner, Cynthia D. Purcell, Judith A. Steiner, Keith A. Western, Richard B. Barton

(2) Adjustments from Summary Compensation Table total for PEO	2023

Deduction for change in actuarial present values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column in the Summary Compensation Table	—

Increase for service cost of pension plans	—

Increase/deduction for prior service cost of pension plans	—

Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(1,151,711)

Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end	1,115,976

Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(281,083)

Increase based on fair value of awards granted during year that vested during year, determined as of vesting date	—

Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(106,617)

Deduction of fair value of awards granted prior to year that were forfeited during year	—

Increase based on dividends or other earnings paid during year prior to vesting date of award that are not otherwise included in total compensation	—

Increase based on incremental value of awards modified during year	—

Total Adjustments	(423,435)

62	BANNER CORPORATION 2024 PROXY STATEMENT

Executive Compensation |
Pay Versus Performance

(3) Adjustments from Average Summary Compensation Table total for non-PEO NEOs	2023

Deduction for change in actuarial present values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column in the Summary Compensation Table	(80,917)

Increase for service cost of pension plans	—

Increase/deduction for prior service cost of pension plans	—

Deduction for amounts reported under the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table	(293,126)

Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end	285,282

Increase/deduction for change in fair value from prior year-end to current year-end of awards granted in prior years that were outstanding and unvested as of year-end	(54,632)

Increase based on fair value of awards granted during year that vested during year, determined as of vesting date	—

Increase/deduction for change in fair value from prior year-end to vesting date of awards granted in prior years that vested during year	(28,013)

Deduction of fair value of awards granted prior to year that were forfeited during year	—

Increase based on dividends or other earnings paid during year prior to vesting date of award that are not otherwise included in total compensation	—

Increase based on incremental value of awards modified during year	—

Total Adjustments	(171,406)
(4)	Total shareholder return (“TSR”) assumes $100 invested in Banner common stock and the KBW Regional Bank Index on December 31, 2019 with all dividends reinvested.
(5)
We determined the return on average tangible common equity (“ROATCE”) to be the most important financial performance measure not otherwise disclosed in the table, that is used to link compensation actually paid to our NEOs to company performance, for the most recently completed fiscal year. ROATCE defined as net income prior to amortization of intangibles and goodwill
(tax-adjusted),
divided by average tangible common equity.

Tabular List of Financial Performance Measures
The following provides a list that reflects the measures we believe to be the most important financial performance measures used to link NEO compensation to company performance. For more information, see “Executive Compensation – Compensation Discussion and Analysis.” Although in practice we do not use any performance measures to link “compensation actually paid” (as calculated herein) to company performance, we are providing this list in accordance with Item 402(v) of Regulation
S-K
to provide information on performance measures used by the Compensation and Human Capital Committee to determine NEO compensation for the most recently completed fiscal year, as more fully described in “Executive Compensation – Compensation Discussion and Analysis.”

•	Return on Average Tangible Common Equity* (“ROATCE,” the “Company Selected Measure”);

•	Pretax Pre-provision ROA;

•	Efficiency Ratio*; and

•	Total Operating Revenue*.

*	Non-GAAP. See Annex for additional information and reconciliation to the related GAAP financial measures.
Pay Versus Performance: Graphical Description
The illustrations below provide graphical descriptions of the relationships between the following:

•	Compensation Actually Paid and Banner’s cumulative TSR;

•	Compensation Actually Paid and Banner’s Net Income;

BANNER CORPORATION 2024 PROXY STATEMENT	63

Executive Compensation |
Pay Versus Performance

•	Compensation Actually Paid and Banner’s Selected Measure, which is ROATCE; and

•	Banner’s cumulative TSR and the Peer Group’s cumulative TSR.

64	BANNER CORPORATION 2024 PROXY STATEMENT

Executive Compensation |
Pay Versus Performance

Compensation and Human Capital Committee Interlocks and Insider Participation
The members of the Compensation and Human Capital Committee are Ellen. R.M. Boyer (Chair), Connie R. Collingsworth, Margot J. Copeland, Roberto R. Herencia and Kevin F. Riordan. No members of the Compensation and Human Capital Committee were officers or employees of Banner or any of its subsidiaries during the year ended December 31, 2023, nor were they formerly Banner officers or had any relationships otherwise requiring disclosure.

BANNER CORPORATION 2024 PROXY STATEMENT	65

Proposal 2 – Advisory Vote to Approve Executive Compensation

Proposal 2 – Advisory Vote to Approve Executive Compensation

Under the Dodd-Frank Act, we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Banner’s executives as disclosed in the Proxy Statement. At the 2019 annual meeting of shareholders, we were also required under the Dodd-Frank Act to include a non-binding shareholder resolution regarding the frequency of future votes on executive compensation. Shareholders voted in favor of holding an annual vote and the Board of Directors determined to hold an annual shareholder advisory vote to approve the compensation of our named executive officers. We will continue to hold an annual vote until such time that the frequency vote is next presented to shareholders or until the Board determines that a different frequency is in the best interest of Banner.

The say-on-pay proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve the compensation of Banner Corporation’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in the Proxy Statement for the 2024 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation and Human Capital Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation and Human Capital Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Our executive compensation policies are designed to establish an appropriate relationship between executive pay and the annual and long-term performance of Banner and Banner Bank, to reflect the attainment of short- and long-term financial performance goals, to enhance our ability to attract and retain qualified executive officers and to align to the greatest extent possible the interests of management and shareholders. Our Board of Directors believes that our compensation policies and procedures achieve these objectives.

The Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

66	BANNER CORPORATION 2024 PROXY STATEMENT

Audit Committee Matters

Audit Committee Matters

Audit Committee Charter. The Audit Committee operates pursuant to a charter approved by our Board of Directors. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring our financial accounting and reporting, system of internal controls established by management and audit process. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to our independent registered public accounting firm, the internal audit department and management.

Report of the Audit Committee. The Audit Committee reports as follows with respect to the Corporation’s audited consolidated financial statements for the year ended December 31, 2023:

•	The Audit Committee has completed its review and discussion of the 2023 audited consolidated financial statements with management;

•

The Audit Committee has discussed with the independent registered public accounting firm (Moss Adams LLP) the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard 1301, Communications with Audit Committees;

•

The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•

The Audit Committee has, based on its review and discussions with management of the 2023 audited consolidated financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that the Corporation’s audited consolidated financial statements for the year ended December 31, 2023 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee as of December 31, 2023:

Audit Committee

Kevin F. Riordan, Chair

Ellen R.M. Boyer

David A. Klaue

John R. Layman

John C. Pedersen

Paul J. Walsh

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

BANNER CORPORATION 2024 PROXY STATEMENT	67

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2024 and that appointment is being submitted to shareholders for ratification. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the appointment of Moss Adams LLP to our shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Banner and our shareholders. Moss Adams LLP served as our independent registered public accounting firm for the year ended December 31, 2023 and a representative of the firm will be present at the annual meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

The Board of Directors unanimously recommends that you vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm.

The following table sets forth the aggregate fees billed, or expected to be billed, to us by Moss Adams LLP for professional services rendered for the fiscal years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2023 ($)	2022 ($)
Audit Fees (1)	1,301,175	1,267,700
Audit-Related Fees (2)	38,500	—
Tax Fees	—	—
All Other Fees	—	—
(1)	For 2023, includes estimated amounts to be billed and related out-of-pocket expenses incurred by Moss Adams
(2)	For 2023, reflects fees related to Form S-8 filing and limited assurance review of scope 1 and 2 greenhouse gas emissions calculations.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent registered public accounting firm in connection with the Committee’s annual review of its charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. For the year ended December 31,

68	BANNER CORPORATION 2024 PROXY STATEMENT

Proposal 3 – Ratification of Appointment of Independent Registered Public Accounting Firm

2023, the Audit Committee approved all of the services provided by Moss Adams LLP that were designated as audit-related fees, tax fees and all other fees as set forth in the table above.

The Audit Committee of the Board of Directors determined that all of the services performed by Moss Adams LLP in fiscal year 2023 were not incompatible with Moss Adams LLP maintaining its independence.

BANNER CORPORATION 2024 PROXY STATEMENT	69

Miscellaneous

Miscellaneous

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies, and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Banner’s common stock. In addition to solicitations via the Internet and by mail, our directors, officers and regular employees may solicit proxies personally or by telecopier or telephone without additional compensation. We have engaged Regan & Associates, Inc. to assist in the distribution and solicitation of proxies for a fee of $12,000 (including out-of-pocket expenses). Regan & Associates, Inc. will assist with delivery of proxy materials and will solicit proxies from both street name and registered shareholders.

Banner’s 2023 Annual Report to Shareholders, including financial statements, has been made available online or mailed to all shareholders of record as of the close of business on March 21, 2024. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to us or by accessing our proxy materials online at www.bannerbank.com/proxymaterials. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

A copy of Banner’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC, will be furnished without charge to shareholders of record as of March 21, 2024, upon written request to Sherrey Luetjen, Secretary, Banner Corporation, 10 S. First Avenue, Post Office Box 907, Walla Walla, Washington 99362.

70	BANNER CORPORATION 2024 PROXY STATEMENT

Shareholder Proposals

Shareholder Proposals

Shareholder proposals intended to be presented at our annual meeting to be held in 2025 must be received by us no later than December 10, 2024 to be considered for inclusion in the proxy materials and form of proxy relating to that meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act.

In addition, our Restated Articles of Incorporation provide that in order for business to be brought before the annual meeting, a shareholder must deliver notice to the Secretary not less than 30 nor more than 60 days prior to the date of the annual meeting; provided that if less than 31 days’ notice of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the annual meeting was made available online or mailed to shareholders. The notice must state the shareholder’s name, address and number of shares of Banner common stock held, and briefly discuss the business to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any interest of the shareholder in the proposal.

Our Restated Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director, the shareholder must deliver written notice of his or her intention to our Secretary not less than 30 days nor more than 60 days prior to the date of the annual meeting of shareholders; provided, however, that if less than 31 days’ notice of the annual meeting is given to shareholders, such written notice must be delivered to our Secretary not later than the close of the tenth day following the day on which notice of the annual meeting was made available online or mailed to shareholders. The notice must set forth (1) the name, age, business address and, if known, residence address of each nominee for election as a director, (2) the principal occupation or employment of each nominee, (3) the number of shares of Banner common stock which are beneficially owned by each such nominee, (4) such other information as would be required to be included pursuant to the Securities Exchange Act in a proxy statement soliciting proxies for the election of the proposed nominee, including, without limitation, such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (5) as to the shareholder giving such notice (a) his or her name and address as they appear on our books and (b) the class and number of Banner shares which are beneficially owned by such shareholder. In addition, shareholders who intend to solicit proxies in support of director nominees other than Banner’s nominees must provide notice that sets forth the information required under Rule 14a-19(b) of the Securities Exchange Act no later than March 23, 2025.

BY ORDER OF THE BOARD OF DIRECTORS

SHERREY LUETJEN

SECRETARY, BANNER CORPORATION

Walla Walla, Washington

April 9, 2024

BANNER CORPORATION 2024 PROXY STATEMENT	71

ANNEX: NON-GAAP RECONCILIATION

Annex: Non-GAAP Reconciliation

Banner reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management uses both GAAP and non-GAAP financial measures as it believes the additional non-GAAP measures can provide useful and comparative information – for example, to assess trends in Banner’s core operations. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP. A reconciliation of these non-GAAP financial measures, including Tangible Common Shareholders’ Equity (which is also used in the calculation of Return on Average Tangible Common Equity), which is included in this Proxy Statement, can be found beginning on page 41 of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the US Securities and Exchange Commission. Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies.

Non-GAAP financial measures related to our executive compensation plans, including Adjusted Revenue and Adjusted Efficiency Ratio, may vary from those disclosed in our Form 10-K and are described in the Compensation Discussion and Analysis section of this Proxy Statement. The following table sets forth the reconciliation of additional non-GAAP financial measures discussed in this Proxy Statement (dollars in thousands):

Year Ended Dec 31, 2023

TOTAL OPERATING REVENUE

Net interest income (GAAP)	576,005

Non-interest income (GAAP)	44,409

Total revenue (GAAP)	620,414

Exclude net loss on sale of securities	19,242

Exclude net change in valuation of financial instruments carried at fair value	4,218

Adjusted revenue (non-GAAP) as reported in the Form 10-K	643,874

Immaterial internal reclassification adjustment relating to the loss on an asset disposition in an interim quarter	277

Total operating revenue (non-GAAP) performance measure	644,151

EFFICIENCY RATIO

Non-interest expense (GAAP)	382,538

Exclude Banner Forward expenses (1)	(1,334)

Exclude CDI amortization	(3,756)

Exclude state/municipal tax expense	(5,260)

Exclude REO operations	538

Adjusted non-interest expense (non-GAAP)	372,726

Immaterial internal reclassification adjustment relating to the loss on an asset disposition in an interim quarter	277

72	BANNER CORPORATION 2024 PROXY STATEMENT

ANNEX: NON-GAAP RECONCILIATION

Year Ended Dec 31, 2023

Internal adjusted non-interest expense (non-GAAP) for performance measure	373,003

Net interest income (GAAP)	576,005

Non-interest income (GAAP)	44,409

Total revenue (GAAP)	620,414

Exclude net loss (gain) on sale of securities	19,242

Exclude net change in valuation of financial instruments carried at fair value	4,218

Adjusted revenue (non-GAAP) as reported in the Form 10-K	643,874

Immaterial internal reclassification adjustment relating to the loss on an asset disposition in an interim quarter	277

Total operating revenue (non-GAAP) performance measure	644,151

Efficiency ratio (GAAP)	61.66%

Adjusted efficiency ratio (non-GAAP) for performance measure	57.91%
(1)	Included in miscellaneous expenses in the Consolidated Statements of Operations (Item A and Item 15(a)(1)) included in Form 10-K

BANNER CORPORATION 2024 PROXY STATEMENT	73

SKU: 004CTN3B3F

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.investorvote.com/BANR or scan the QR code – login details are located in the shaded bar below
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/BANR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.
1. Election of Directors:
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - Margot J. Copeland	☐	☐	☐	02 - Mark J. Grescovich	☐	☐	☐	03 - Roberto R. Herencia	☐	☐	☐

	04 - David A. Klaue	☐	☐	☐	05 - John R. Layman	☐	☐	☐	06 - Kevin F. Riordan	☐	☐	☐
	07 - Terry S. Schwakopf	☐	☐	☐	08 - Paul J. Walsh	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Advisory approval of the compensation of Banner Corporation’s named executive officers	☐	☐	☐	3.	Ratification of the Audit Committee’s appointment of Moss Adams LLP as the independent registered public accounting firm for the year ending December 31, 2024	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

1 P C F

03YSRB

The 2024 Annual Meeting of Shareholders of Banner Corporation will be held on

Wednesday, May 22, 2024, 10:00 a.m., Pacific Time, virtually via the internet at https://meetnow.global/MULJV4V.

To participate in the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

We encourage you to join the meeting prior to the start time. If you need further assistance, you may call 1-888-724-2416 (US) or

1-781-575-2748 (outside the US).

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The material is available at: www.bannerbank.com/proxymaterials.

Small steps make an impact. Help the environment by consenting to receive electronic delivery; sign up at www.investorvote.com/BANR

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

2024 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2024

The above-signed hereby appoints Roberto Herencia and Sherrey Luetjen, and each of them, with full powers of substitution to act as attorneys and proxies for the above-signed, to vote all shares of common stock of Banner Corporation ("Banner") which the above-signed is entitled to vote at the annual meeting of shareholders, to be held virtually on May 22, 2024, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof, as indicated.

This proxy also provides voting instructions to the Trustees of the Banner Corporation 401(k) Plan for participants with shares allocated to their accounts.

This proxy will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the election of our director nominees and FOR Proposals 2 and 3. If any other business is presented at the annual meeting, this proxy will be voted by the proxies named above in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the annual meeting. This proxy also confers discretionary authority to the proxies named above to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve, matters incident to the conduct of the annual meeting and such other business as may properly come before the meeting.

Should the above-signed be virtually present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Banner at the annual meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The above-signed acknowledges receipt from Banner prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated on or about April 9, 2024 and the 2023 Annual Report to Shareholders.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.